SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule
     14c-5(d)(2)
[ ]  Definitive Information Statement


                       SAFEGUARD HEALTH ENTERPRISES, INC.
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


        -----------------------------------------------------------------
        (Name of Person(s) Filing Information Statement if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                                                PRELIMINARY COPY

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MONDAY, JUNE 30, 2003
                                AT 2:00 P.M. PDT

TO THE STOCKHOLDERS OF SAFEGUARD HEALTH ENTERPRISES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of all the Stockholders of SafeGuard Health Enterprises, Inc. (the "Company") will be held at its executive offices located at 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605 on Monday, June 30, 2003, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

     1.   To elect seven (7) directors to serve for the ensuing year;


     2. To consider and vote upon a proposal to amend the Amended and Restated Certificate of Incorporation of the Company, to (i) increase the number of authorized shares of Common Stock of the Company from 42,500,000 shares to 54,000,000 shares; as further described in the accompanying Information Statement;


     3. To consider and vote upon a proposal to amend the SafeGuard Health Enterprises, Inc. Stock Option Plan to increase the number of shares of Common Stock subject to the Plan by 400,000, as further described in the accompanying Information Statement; and


     4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.


If you wish to vote your shares, you may do so by attending the Annual Meeting in person. You are urged to read the accompanying Information Statement in its entirety for a description of the actions to be taken by the majority stockholders of the Company. The Company's executive offices are located at 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605.

                                           By order of the Board of Directors,

                                           /s/ James E. Buncher

                                           JAMES E. BUNCHER
                                           President and Chief Executive Officer


___________  __,  2003
Aliso Viejo, California

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605

                              INFORMATION STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MONDAY, JUNE 30, 2003
                                AT 2:00 P.M. PDT

This Information Statement is furnished by the Board of Directors of SafeGuard Health Enterprises, Inc. (the "Company") in connection with the Annual Meeting of Stockholders, to be held on Monday, June 30, 2003, at 2:00 p.m., Pacific Daylight Time, at the Company's principal executive offices, located at 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605, and any and all adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting and the matters to be voted upon, are set forth in the accompanying Notice of Annual Meeting of Stockholders. This Information Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2002 are first being mailed to all stockholders of the Company on or about ______ __, 2003.

WE  ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ANNUAL  REPORT

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 dated as of March 21, 2003 as filed with the Securities and Exchange Commission ("SEC"), including consolidated financial statements for the year ended December 31, 2002, has been mailed to all the Company's stockholders of record with this Information Statement.

RECORD  DATE;  SHARES  OUTSTANDING;  QUORUM  AND  VOTING  RIGHTS

Only holders of record of the Company's capital stock at the close of business on April 22, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding (a) 5,697,962 shares of Common Stock beneficially owned by a total of approximately 750 stockholders, including approximately 400 stockholders of record, (b) 8,000,000 shares of Series A Preferred Stock held of record by eight (8) stockholders, (c) 8,000,000 shares of Series B Preferred Stock held of record by twenty (20) stockholders, (d) 3,000,000 shares of Series C Preferred Stock held of record by seventeen (17) stockholders, and (e) 11,000,000 shares of Series D Preferred Stock held of record by four (4) stockholders. Each share of Common Stock is entitled to one (1) vote on all matters to come before the meeting. Each share of Preferred Stock is entitled to one (1) vote for each share of Common Stock into which the Preferred Stock is convertible, on all matters to come before the meeting, with the exception of the election of directors. With respect to the election of directors, the Common Stock and each series of Preferred Stock vote by classes, and, in such Preferred Stock class vote, each share of Preferred Stock is entitled to one (1) vote per share.

The holders of shares of Common Stock and Preferred Stock representing a majority of the total number of votes entitled to be cast by all stockholders at the Annual Meeting represent a quorum for the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes of the shares of each class of stock entitled to vote on the election of the respective directors. Accordingly, the nominees for director receiving the highest number of affirmative votes cast on the election of respective directors at the Annual Meeting will be elected as directors. The affirmative vote of a majority of the votes of the Common Stock voting as a single class and a majority of the votes of the Common Stock and Preferred Stock, voting together as a single class, is required to approve the amendment to the Amended and Restated Certificate of Incorporation. The affirmative vote of a majority of the votes of Common Stock and Preferred Stock, voting together as a single class, is required to approve all other matters to be acted upon at the Annual Meeting.

You may vote your shares either by attending the meeting or submitting a written consent in lieu of a meeting indicating how you would vote on any question scheduled to come before the Annual Meeting. The number of shares held by investors who are present or who have submitted a written consent will determine the presence of a quorum.

FORWARD  LOOKING  STATEMENTS

The Company makes forward-looking statements herein that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the Company's operations or performance. When the Company uses words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions, the Company is making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause the Company's results of operations or performance to differ materially from those expressed in the forward-looking statements. These factors include those Risk Factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, enclosed herewith and on file with the SEC which Risk Factors are incorporated by reference herein as if set forth in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the number of shares of common stock beneficially owned as of April 30, 2003, by each director, each Named Executive Officer, each entity that, to the Company's knowledge, beneficially owned 5% or more of the total outstanding common stock of the Company, and all directors and Named Executive Officers as a group. The number of shares beneficially owned includes the number of shares of common stock into which the convertible preferred stock held by each person is convertible. All outstanding shares of Preferred Stock are currently convertible into Common Stock at any time at the election of the holder thereof. To the Company's knowledge, the named person has sole voting and investment power with respect to all shares of common stock listed, except where indicated otherwise. The total number of shares of common stock outstanding as of April 30, 2003 was 5,697,962 and the total number of shares of preferred stock outstanding as of that date was 30,000,000, which is convertible into 30,000,000 shares of common stock. The following table includes the common share equivalents of the convertible preferred stock, because the Company believes the voting rights of the convertible preferred stock is essentially equivalent to common stock, except with respect to the Election of Directors.

EACH PERSON AND/OR ENTITY SET FORTH BELOW HAS INFORMED THE COMPANY THAT THEY INTEND TO VOTE THEIR SHARES FOR THE ELECTION OF THE ENTIRE SLATE OF DIRECTORS AND IN FAVOR OF ALL OTHER AGENDA ITEMS.

                                                                        NUMBER OF SHARES
                                                                          BENEFICIALLY     % OF TOTAL SHARES
                   OFFICER OR DIRECTOR                                      OWNED(1)         OUTSTANDING(2)
----------------------------------------------------------------------  -----------------  ------------------
John Hancock Life Insurance Company (3)                                        15,000,000                42.0
CAI Capital Partners & Company II, Limited Partnership (4)                      8,514,579                23.9
Leslie B. Daniels (5)                                                              84,500                   *
Jack R. Anderson (6)                                                            3,210,615                 9.0
Steven J. Baileys (7)                                                           2,844,600                 7.9
The Burton Partnership (8)                                                      2,328,685                 6.5
James E. Buncher (9)                                                              892,333                 2.5
Dennis L. Gates (10)                                                              481,667                 1.3
Ronald I. Brendzel (11)                                                           353,173                 1.0
Stephen J. Baker (12)                                                             204,534                   *
Kenneth E. Keating (13)                                                           126,833                   *
Stephen J. Blewitt (3)                                                                 --                   *
Neil R. Anderson (14)                                                                  --                   *

All directors and Named Executive Officers as a group (9 persons) (15)         28,417,719                76.3

All principal stockholders in total                                            33,957,019                91.1
-------------------------------------------------------------------------------------------------------------

*    Indicates less than one percent (1%)

(1) Includes the number of shares of common stock into which the convertible preferred stock held by each person is convertible. Also includes shares issuable pursuant to stock options that are exercisable within sixty (60) days of April 30, 2003. Some of the stockholders included in this table reside in states having community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property, which may include the right to vote or dispose of such shares.

(2) For purposes of computing all the percentages shown, the total shares outstanding includes the shares of common stock into which all outstanding shares of convertible preferred stock are convertible. For purposes of computing the percentage for each individual, the total shares outstanding includes the shares issuable to that person pursuant to stock options that are exercisable within sixty (60) days of April 30, 2003. For purposes of computing the percentages for all directors and officers as a group, and for all principal stockholders as a group, the total shares outstanding includes all the shares issuable pursuant to stock options that are included in the above table.

(3) Mr. Blewitt is employed by John Hancock Life Insurance Company, which has beneficial ownership of 15,000,000 shares issuable upon conversion of shares of convertible preferred stock, as to which Mr. Blewitt disclaims beneficial ownership. The address of Mr. Blewitt and John Hancock Life Insurance Company is John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117.

(4) Includes 84,500 shares of common stock owned directly by Mr. Daniels, 2,780,786 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Partners & Company II, Limited Partnership, and 5,649,293 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Capital Partners & Company II, Limited Partnership (collectively "CAI"). Mr. Daniels is a principal of both entities. The address of CAI and Mr. Daniels is 540 Madison Avenue, 22nd Floor, New York, New York 10022.

(5) Represents 84,500 shares of common stock owned directly by Mr. Daniels. Does not include 2,780,786 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Partners & Company II, Limited Partnership, and 5,649,293 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Capital Partners & Company II, Limited Partnership (collectively "CAI"). Mr. Daniels is a principal of both entities. The address of Mr. Daniels is 540 Madison Avenue, 22nd Floor, New York, New York 10022.

(6) Includes 1,802,885 shares issuable upon conversion of shares of convertible preferred stock and 226,000 shares of common stock held by Mr. Anderson. Also includes 1,081,730 shares issuable upon conversion of shares of convertible preferred stock and 100,000 shares of common stock owned by Mr. Anderson's spouse as separate property, as to which Mr. Anderson disclaims beneficial ownership. The address of Mr. Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Addison, Texas 77001.

(7) Includes 645,000 shares of common stock held by Dr. Baileys directly, 912,500 shares issuable upon conversion of shares of convertible preferred stock held by the Baileys Family Trust and affiliated trusts for the benefit of various relatives of Dr. Baileys, 700,767 shares of common stock owned by the Baileys Family Trust, 303,000 shares of common stock held in various trusts for relatives of Dr. Baileys, as to all of which Dr. Baileys is trustee and for which Dr. Baileys has sole power to vote the securities, 150,000 shares of common stock held by the Alvin and Geraldine Baileys Foundation, for which Dr. Baileys is an officer and director and for which Dr. Baileys has shared power to vote the securities, and options to purchase 133,333 shares of common stock. Dr. Baileys disclaims beneficial ownership of any of the shares in the trusts or the foundation referenced above. The address of Dr. Baileys is 95 Enterprise, Suite 100, Aliso Viejo, California 92656.

(8) Includes 162,700 shares of common stock and 419,470 shares issuable upon conversion of shares of convertible preferred stock owned by the Burton Partnership, Limited Partnership ("BPLP"), and 488,100 shares of common stock and 1,258,415 shares issuable upon conversion of shares of convertible preferred stock owned by the Burton Partnership (QP), Limited Partnership ("QP"). Mr. Donald W. Burton is a principal of both entities. The address of BPLP, QP and Mr. Burton is P.O. Box 4643, Jackson, Wyoming 83001.

(9) Includes 59,000 shares of common stock, 200,000 shares issuable upon conversion of shares of convertible preferred stock, and options to purchase 633,333 shares of common stock. Does not include 743 and 2,897 shares of common stock contributed by the Company to the Company's 401(k) plan on behalf of Mr. Buncher in 2001 and 2002, respectively.

(10) Includes 100,000 shares issuable upon conversion of shares of convertible preferred stock, and options to purchase 381,667 shares of common stock. Does not include 2,038 shares of common stock contributed by the Company to the Company's 401(k) plan on behalf of Mr. Gates in 2002.

(11) Includes 130,673 shares of common stock, 100,000 shares issuable upon conversion of shares of convertible preferred stock, and options to purchase 122,500 shares of common stock. Does not include 2,146 shares of common stock contributed by the Company to the Company's 401(k) plan on behalf of Mr. Brendzel in 2002.

(12) Includes 21,200 shares of common stock and options to purchase 183,334 shares of common stock.

(13) Includes 6,000 shares of common stock and options to purchase 120,833 shares of common stock. Does not include 750 and 2,570 shares of common stock contributed by the Company to the Company's 401(k) plan on behalf of Mr. Keating in 2001 and 2002, respectively.

(14) The address of Mr. Neil R. Anderson is 16475 Dallas Parkway, Suite 735, Addison, Texas 77001.

(15) Includes 15,000,000 shares issuable upon conversion of shares of convertible preferred stock owned by John Hancock Life Insurance Company, 2,780,786 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Partners & Company II, Limited Partnership, and 5,649,293 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Capital Partners & Company II, Limited Partnership.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent (10%) beneficial stockholders were satisfied.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

INTRODUCTION

The Company is incorporated under the laws of the State of Delaware. The Company's Amended and Restated Certificate of Incorporation provides that the Company's Board of Directors shall be elected at each annual meeting of stockholders for a one (1) year term and until their respective successors are elected and qualified. There is no cumulative voting in connection with the election of directors.

Pursuant to the Company's Bylaws, any stockholder entitled to vote for the election of directors at the Annual Meeting is entitled to nominate a person or persons for election as directors at the Annual Meeting only if written notice of the stockholder's intent to make such nomination was given, either by personal delivery or by United States mail, postage prepaid and addressed to:
Corporate Secretary, SafeGuard Health Enterprises, Inc., 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605, not later than May 25, 2003. Such notice is required to set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at the Annual Meeting and intends to appear in person at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement pursuant to the proxy rules of the SEC if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected.

The Company did not receive any stockholder notices regarding any nominations to be made at the Annual Meeting. Accordingly, the Chairman of the Annual Meeting will not acknowledge the nomination of any person made by a stockholder at the Annual Meeting since such nomination would not be in compliance with the foregoing procedure.

The Board of Directors is presently comprised of seven (7) members. All directors of the Company are elected annually. Pursuant to the Company's Amended and Restated Certificate of Incorporation, (a) the holders of the Common Stock are entitled to elect two (2) directors voting as a separate class, (b) the holders of the Series A Preferred Stock are entitled to elect four (4) directors voting as a separate class, and (c) the holders of the Series B, C, and D Preferred Stock are entitled to elect one (1) director voting together as a separate class. The Board of Directors has nominated seven (7) persons for election as directors at the Annual Meeting, two (2) of whom will be elected by the holders of the Common Stock, four (4) of whom will be elected by the holders of the Series A Preferred Stock, and one (1) of whom will be elected by the holders of the Series B, C, and D Preferred Stock.

Each person and/or entity set forth in the section entitled Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, has informed the Company that they intend to vote their shares for the election of the entire slate of Directors and in favor of all other agenda items.

All of the nominees named below are currently serving as directors of the Company with terms expiring at the Annual Meeting.

NOMINEES  FOR  ELECTION  BY  HOLDERS  OF  COMMON  STOCK

The names of, and certain information relating to, the two (2) nominees to be elected by the holders of the Common Stock are as follows:

NAME                       AGE             PRINCIPAL POSITION             DIRECTOR SINCE
-------------------------  ---  ----------------------------------------  --------------
Steven J. Baileys           49  Chairman of the Board of Directors                  1982
                                Senior Vice President, General Counsel,
Ronald I. Brendzel          53  Secretary, and Director                             1989


NOMINEES  FOR  ELECTION  BY  HOLDERS  OF  SERIES  A  PREFERRED  STOCK

The names of, and certain information relating to, the four (4) nominees to be elected by the holders of the Series A Preferred Stock are as follows:

NAME                       AGE             PRINCIPAL POSITION             DIRECTOR SINCE
-------------------------  ---  ----------------------------------------  --------------

Neil R. Anderson            47  Director (1)                                        2003
James E. Buncher            66  President, Chief Executive Officer, and             2000
                                Director
Leslie B. Daniels           55  Director (1) (2)                                    2000
Dennis L. Gates             47  Senior Vice President, Chief Financial              2000
                                Officer, and Director

____________________________

(1)  Member  of  the  Audit  Committee.

(2)  Member  of  the  Compensation  and  Stock  Option  Committee.

NOMINEE  FOR  ELECTION  BY  HOLDERS  OF  SERIES  B,  C,  AND  D  PREFERRED STOCK

The name of, and certain information relating to, the nominee to be elected by the holders of the Series B, C, and D Preferred Stock is as follows:

NAME                       AGE             PRINCIPAL POSITION             DIRECTOR SINCE
-------------------------  ---  ----------------------------------------  --------------

Stephen J. Blewitt          42  Director (1) (2)                                    2001

____________________________

(1)  Member  of  the  Audit  Committee.

(2)  Member  of  the  Compensation  and  Stock  Option  Committee.

INFORMATION  REGARDING  NOMINEES

Mr. Buncher, Jack R. Anderson, a former director, and Mr. Daniels became directors of the Company on March 1, 2000, in connection with a recapitalization transaction. Mr. Blewitt became a director of the Company on February 8, 2001, in connection with the completion of such recapitalization transaction. Jack R. Anderson resigned as a director effective March 11, 2003, and Neil R. Anderson, the son of Jack R. Anderson, became a director effective March 13, 2003. All directors of the Company are elected annually. Officers of the Company serve at the pleasure of the board of directors.

Mr. Buncher has been President and Chief Executive Officer, and a director of the Company, since March 2000. From July 1998 to February 2000, he was a private investor. Mr. Buncher was President and Chief Executive

Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Mr. Buncher was President of the Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997. He served as Chairman, President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary, from August 1992 to September 1997, when Value Health was acquired by a third party and Mr. Buncher resigned his positions with that company. Mr. Buncher currently serves on the board of directors of Horizon Health Corporation and one other non-public health care company.

Mr. Brendzel has been Senior Vice President, General Counsel, Secretary and a director of the Company since 1989. He joined the Company in 1978 and was Chief Financial Officer from April 1988 to May 1996. Mr. Brendzel is licensed to practice law in the state of California. Mr. Brendzel is the brother-in-law of Dr. Baileys.

Mr.  Gates  has  been  Senior  Vice  President and Chief Financial Officer since
November 1999, when he joined the Company, and has been a director of the Company since March 2000. From June 1995 to February 1999, he was Chief Financial Officer, then Treasurer, of Sheridan Healthcare, Inc., a physician practice management company.

Mr. Anderson has been President of Calver Fund, a healthcare investment and consulting firm, since 1988. He currently serves on the board of directors of three non-public health care companies, and has been a director of several other private health care companies.

Mr. Blewitt is a Senior Managing Director in the Bond & Corporate Finance Group of John Hancock Life Insurance Company and has been employed by John Hancock since 1982. Mr. Blewitt is also President of Hancock Mezzanine Advisors LLC, a subsidiary of John Hancock, and the managing member of Hancock Mezzanine
Partners, L.P. and Hancock Mezzanine Partners II, L.P., funds that invest primarily in mezzanine debt securities. Mr. Blewitt is currently a director of several private companies.

Mr. Daniels was a founder of CAI Advisors & Co., an investment management firm, in 1989 and has been a principal of that entity and its related investment fund vehicles since then. Mr. Daniels is currently a director of Pharmakinetics Laboratories, Inc. He was a past Chairman of Zenith Laboratories, Inc. and has been a director of several other public and private companies.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors conducted eight (8) meetings during fiscal year 2002. All of the persons who were directors of the Company during fiscal year 2002, and who are currently directors of the Company, attended at least seventy-five percent (75%) of the aggregate of: (i) the total number of meetings of the Board of Directors during fiscal year 2002, and (ii) the total number of meetings held by the committee on which they served during fiscal year 2002.

Audit Committee. The Audit Committee is currently composed of Mr. Neil R. Anderson, who was elected to the Audit Committee in May 2003, Mr. Blewitt and Mr. Daniels, and is chaired by Mr. Daniels. All members of the Audit Committee are non-employee directors of the Company and independent as such term is currently defined by the National Association of Securities Dealers ("NASD") listing standards. The Audit Committee met five (5) times during fiscal year 2002. The functions performed by the Audit Committee included the selection of independent auditors to serve the Company for the ensuing year, approval of the fees charged by the independent auditors, the review of the Company's quarterly financial results after review by the Company's independent auditors, the review with the independent auditors and management the general scope and results of the Company's annual audit, and various matters relating to internal control systems. In addition, the Audit Committee is responsible for approving, reviewing and monitoring the performance of non-audit services by the Company's independent auditors and the discharge of the Company's independent auditors. The Board of Directors has not adopted a written charter for the Audit Committee.

Compensation and Stock Option Committee. The Compensation and Stock Option Committee is currently composed of Mr. Blewitt and Mr. Daniels, and is chaired by Mr. Blewitt. All members of this Committee are non-employee directors of the Company and independent, as that term is currently defined by NASD listing standards. The Committee met nine (9) times during fiscal year 2002. The Committee is responsible for reviewing the performance of the officers of the Company and establishing the annual compensation for all officers, including salary, bonuses and perquisites, and is also responsible for making stock option grants under the Company's Employee Stock Option Plan.

The  Board  of  Directors  does  not  currently  have  a  nominating  committee.

COMPENSATION  OF  DIRECTORS

Directors who were not otherwise employed by the Company were not paid any fees during fiscal year 2002. The Board of Directors has determined that there will be no compensation paid to non-employee directors during fiscal year 2003 and thereafter, until that policy is changed in the future by the Board, and that there will be no automatic stock option grant pursuant to the Company's non-employee Automatic Option Grant program for non-employee directors during fiscal year 2003 and thereafter, until that policy is changed in the future by the Board. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

EXECUTIVE  COMPENSATION

The following table shows the compensation paid to the Company's Chief Executive Officer as of December 31, 2002, and the other four (4) most highly compensated executive officers as of December 31, 2002 who received total compensation in excess of $100,000 during the year ended December 31, 2002 (the "Named Executive Officers"). The compensation disclosed is for the three (3) years ended December 31, 2002.

                                       SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                                -------
                                                        ANNUAL COMPENSATION                      STOCK
                                                     --------------------------   OTHER COM-    OPTIONS
NAME                          PRINCIPAL POSITION      YEAR     SALARY    BONUS   PENSATION(1)   GRANTED
-------------------------  ------------------------  -------  --------  -------  -------------  -------
James E. Buncher           President and Chief          2002  $250,000  $25,000  $       2,750       --
                           Executive Officer (2)        2001   246,000       --            928  100,000
                                                        2000   187,500       --             --  600,000

Stephen J. Baker           Executive Vice President     2002   220,000   20,000             --       --
                           and Chief Operating          2001   152,000       --             --  300,000
                           Officer (3)                  2000        --       --             --       --

Dennis L. Gates            Senior Vice President        2002   204,000   15,000          2,750   20,000
                           and Chief Financial          2001   197,000       --             --       --
                           Officer                      2000   203,750       --             --  375,000

Ronald I. Brendzel         Senior Vice President,       2002   191,000   15,000          2,738  207,500
                           General Counsel and          2001   193,000       --             --       --
                           Secretary                    2000   185,000       --             --  120,000

Kenneth E. Keating         Vice President,              2002   186,000       --          2,319    2,500
                           Marketing and Chief          2001   180,000       --            938       --
                           Marketing Officer (4)        2000   170,654       --             --  120,000

(1) Other compensation consists of matching contributions to the Company's 401(k) plan.

(2) Mr. Buncher joined the Company as President and Chief Executive Officer in March 2000.

(3) Mr. Baker joined the Company as Executive Vice President and Chief Operating Officer in April 2001.

(4) Mr. Keating became Vice President, Marketing and Chief Marketing Officer in May 2001. He was Vice President, Sales and Marketing from February 2000 to May 2001, and was Western Regional Vice President prior to February 2000.

During 2002, the Company entered into a Severance Agreement with each of the Named Executive Officers, which continues until the officer's employment by the Company terminates for any reason. Pursuant to each of these agreements, either the Company or the officer can terminate the officer's employment with the Company at any time. In the event the Company terminates the officer's employment, or implements a substantial diminution of the officer's responsibilities, and as a result, the officer resigns within one (1) year after a "change in control" as defined below, the Company is obligated to pay the officer an amount equal to the officer's annual salary then in effect, plus an amount equal to the bonus earned by the officer during the last calendar year. A "change in control" is defined as the acquisition of the Company by another entity, a sale of substantially all of the assets of the Company, a merger of the Company with another entity, the acquisition by any person or group of persons of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, or a change of fifty percent (50%) or more of the directors of the Company within a one (1) year period.

During 2003, the Company implemented a Retention Bonus Plan with respect to each of the Named Executive Officers, which continues until the officer's employment by the Company terminates for any reason. The purpose of the Retention Bonus Plan is to provide an incentive for the senior management of the Company to remain employed during a reasonable transition period in the event of the sale of the Company to a third party. In the event that more than fifty percent (50%) of the Company is sold to an entity that is not otherwise a current stockholder of the Company, each of the Named Executive Officers would receive a variable retention bonus that is based on the amount of proceeds from the sale transaction. The retention bonus amounts to be paid by the Company are the following amounts for each $1.00 per share of Common Stock that is realized in a sale transaction: $325,000 to Mr. Buncher, $250,000 to Mr. Baker, $150,000 to Mr. Gates, $150,000 to Mr. Brendzel, and $75,000 to Mr. Keating. Of the total amount of each officer's retention bonus, twenty-five percent (25%) would be paid at the closing of the transaction, provided the officer is still employed at that time, and seventy-five percent (75%) would be paid in monthly installments over the nine (9) months following the closing of the transaction, provided the officer is still employed by the purchaser at the time each payment is due. Notwithstanding the previous sentence, the entire retention bonus would be paid in the event the purchaser reduces the officer's compensation rate or terminates the officer's employment.

STOCK  OPTION  GRANTS  DURING  THE  YEAR  ENDED  DECEMBER  31,  2002

Stock options granted to the Named Executive Officers during the year ended December 31, 2002 were as follows.

                 INDIVIDUAL STOCK OPTION GRANTS
-----------------------------------------------------------------
                                                                      POTENTIAL REALIZABLE VALUE
                     NUMBER OF  % OF TOTAL                              AT ASSUMED ANNUAL RATES
                      SHARES     OPTIONS                              OF STOCK PRICE APPRECIATION
                    UNDERLYING  GRANTED TO   EXERCISE                     FOR OPTION TERM (3)
                     OPTIONS    EMPLOYEES    PRICE PER   EXPIRATION   ---------------------------
NAME                 GRANTED     IN 2002     SHARE (1)    DATE (2)          5%            10%
------------------  ----------  ----------  -----------  -----------  --------------  -----------
James E. Buncher            --         --   $        --           --  $           --   $       --
Stephen J. Baker            --         --            --           --              --           --
Dennis L. Gates         20,000        4.9%         1.25     Feb 2012          15,722       39,844
Ronald I. Brendzel       7,500        1.9%         1.25     Feb 2012           5,896       14,941
Ronald I. Brendzel     200,000       49.4%         1.23     Oct 2012         154,708      392,061
Kenneth E. Keating       2,500        0.6%         1.25     Feb 2012           1,965        4,980

_______________________________
(1) The exercise price per share of each of the options is equal to or greater than the market price of the Company's common stock on the date of the grant. Subject to the terms of each option agreement, the exercise price may be paid in cash or in shares of common stock owned by the option holder, or by a combination of the foregoing.

(2) Each of the options becomes exercisable in three equal annual installments. The dates on which the options can be exercised may be accelerated in the event of a commencement of a tender offer for shares of the Company, the signing of an agreement for certain mergers or consolidations involving the Company, the sale of all or substantially all of the assets of the Company, a change of control, or certain other extraordinary corporate transactions. The options are subject to early termination in the event the option holder's employment is terminated.

(3) There is no assurance that the actual stock appreciation over the term of the options will be at the assumed five percent (5%) or ten percent (10%) levels or at any other assumed level. Unless the market price of the common stock does in fact appreciate over the option term, the Named Executive Officers will realize no value from the option grants.

STOCK  OPTION  EXERCISES  AND  YEAR-END  STOCK  OPTION  VALUES

There were no stock options exercised by any of the Named Executive Officers during the year ended December 31, 2002. Stock options held by the Named Executive Officers at December 31, 2002 are shown in the following table. There were no stock appreciation rights outstanding as of December 31, 2002.

                    STOCK OPTIONS EXERCISED    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                    ----------------------    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                      SHARES                OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END
                     ACQUIRED     VALUE     --------------------------  ----------------------------
NAME                ON EXERCISE  REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------  -----------  ---------  -----------  -------------  ------------  --------------
James E. Buncher             --  $      --      500,000        200,000  $     93,333  $       26,667
Stephen J. Baker             --         --      100,000        200,000            --              --
Dennis L. Gates              --         --      316,667         78,333        63,333          11,667
Ronald I. Brendzel           --         --       80,000        247,500        16,000           8,000
Kenneth E. Keating           --         --       80,000         42,500        16,000           8,000

STOCK  PERFORMANCE  CHART

The following graph compares the total cumulative stockholder return for the ownership of the Company's common stock with: (i) the cumulative total return of the NASDAQ market index; and (ii) the cumulative total return of the National Association of Securities Dealers Health Services Industry Index, over the five
(5) year period from January 1, 1998, through December 31, 2002. The comparison assumes $100 was invested January 1, 1998, in each of (i) the Common Stock of the Company, (ii) shares comprising the NASDAQ Index, and (iii) shares comprising the Health Services Industry Index.

                                                    HEALTH
                     SAFEGUARD       NASDAQ        SERVICES
                       STOCK          INDEX         INDEX

     12/31/97         100.000       100.000        100.000
     12/31/98          24.538       140.990         84.770
     12/31/99           4.663       261.484         68.187
     12/31/00           6.957       157.417         93.601
     12/31/01          13.693       124.885        101.199
     12/31/02           8.882        86.339         87.198

                              CERTAIN TRANSACTIONS

CERTAIN  AGREEMENTS

As of January 31, 2001, in connection with the consummation of a recapitalization transaction, the Company and certain stockholders, including CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P. (collectively "CAI"), Jack R. Anderson ("Anderson"), John Hancock Life Insurance Company and the Baileys Family Trust, entered into an Agreement Among
Stockholders which, among other items, provides that the Investors will vote their shares of capital stock of the Company to maintain the size of the Board of Directors of the Company at seven (7) members and also contains provisions requiring the Investors to sell their shares of capital stock in the

Company under certain conditions applicable to an acquisition of all outstanding shares of capital stock of the Company by a third party. In addition, as of January 31, 2001, the Company entered into a Registration Rights Agreement with such stockholders pursuant to whom it granted certain registration rights applicable to all shares of Common Stock owned by such stockholders and into which Preferred Stock owned by such stockholders is convertible.

A description of the transactions consummated in connection with the Recapitalization transaction is contained in the Company's Current Report on Form 8-K, filed with the SEC as of March 1, 2000, and the Company's Current
Report on Form 8-K filed with the SEC as of March 6, 2001, all of which are hereby incorporated by reference herein as if set forth in full.

CONSULTING  SERVICES

The Company paid $153,000 and $200,000 of consulting fees to Dr. Baileys, the chairman of its board of directors during the years ended December 31, 2002 and 2001, respectively, under a consulting agreement by which Dr. Baileys provides services relating to professional dental relations and review of specialty referrals. The consulting agreement terminated as of January 31, 2003.

                                PROPOSAL NUMBER 2

        AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                   INCREASE AUTHORIZED SHARES OF COMMON STOCK

DESCRIPTION  OF  THE  PROPOSED  AMENDMENT

The Board of Directors of the Company has adopted and declared it to be advisable that the stockholders of the Company approve an amendment (the "Amendment") to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation") to increase the number of shares of Common Stock authorized for issuance from 42,500,000 shares to 54,000,000 shares, and has directed that the proposed Amendment be submitted to the stockholders of the Company at the Annual Meeting for their approval.

REASONS  FOR  THE  PROPOSED  AMENDMENT

The primary reason for the proposed increase in the number of authorized shares of Common Stock is to provide sufficient shares for issuance in the event there is a conversion of the Convertible Promissory Notes to be issued in connection with the proposed transaction described below. See "Health Net Transactions."

The number of authorized shares of Common Stock of the Company is currently 42,500,000 shares. As of April 30, 2003, the number of shares of Common Stock outstanding or reserved for future issuance was 40,338,592 and in addition 742,407 shares of Common Stock are necessary for future stock option grants and issuances pursuant to the 401(k) pension plan of the Company. As a result, the Company has 1,369,001 shares of Common Stock available for issuance. The proposed uses of the additional authorized shares of Common Stock are (a) 10,857,142 shares of Common Stock to be reserved for the consummation of the Convertible Promissory Notes to be issued in connection with the anticipated loans to be made to the Company for the Health Net Dental, Inc., and the Health Net Vision, Inc. acquisitions, as described below, and (b) 400,000 shares of Common Stock for future stock option grants, as described below. If the amendment is approved, there will be 1,611,859 shares of authorized Common Stock otherwise available for future issuance.

As described below, without the increase in the number of authorized shares of Common Shares from 42,500,000 to 54,000,000, the number of authorized shares of Common Stock will be insufficient for both the proposed increase in the number of shares subject to the Stock Option Plan and the proposed Convertible Promissory Notes to be issued in connection with the Health Net transactions.

AMENDMENT  EFFECTIVENESS

Approval of the Amendment to the Amended and Restated Certificate of Incorporation is not a condition to the Health Net transactions and is not a condition to the proposed amendment to the Stock Option Plan. Approval of the proposed amendment to the Stock Option Plan is not a condition to the Health Net transactions and is not a condition to the effectiveness of the Amendment to the Amended and Restated Certificate of Incorporation.

STOCK  OPTION  PLAN  AMENDMENT

For a more detailed description of the proposed amendment to the Stock Option Plan, please see Proposal Number 3 below.

                             HEALTH NET TRANSACTIONS

                      HEALTH NET DENTAL, INC., TRANSACTION

On April 7, 2003, the Company and Health Net, Inc., ("HNI") entered into a series of agreements described below. The terms of the Health Net Dental, Inc., transaction (the "HND Transaction") are described in the Purchase and Sale Agreement among the parties described below and the other agreements which form the HND Transaction, which is subject only to appropriate regulatory approval and there being no material adverse change in either party, and not to any conditions concerning due diligence, financing, board approval, or other matters. However, there is no assurance that the HND Transaction will be completed.

QUALIFICATIONS

The description of the HND Transaction contained in this filing is qualified in its entirety by reference to the provisions of the Purchase and Sale Agreement dated as of April 7, 2003, without exhibits, filed as Exhibit 10.43 to the Company's Current Report on Form 8-K (the "Report"), the Network Access Agreement dated as of April 7, 2003, filed as Exhibit 10.44 to the Report, the Assumption and Indemnity Reinsurance Agreement dated as of April 7, 2003 filed as Exhibit 10.45 to the Report, the Strategic Relationship Agreement dated as of April 7, 2003, filed without exhibits, filed as Exhibit 10.46 to the Report, and a Letter of Intent relating the acquisition of Health Net Vision, Inc., by the Company dated as of April 7, 2003, filed as Exhibit 10.47 to the Report (the "LOI"). A copy of the Press Release, dated April 7, 2003, issued in connection with the Health Net Transactions is also filed as Exhibit 99.1 to the Report.

The  agreements  are  as  follows:

PURCHASE  AND  SALE  AGREEMENT

1) A Purchase and Sale Agreement (the "PAS Agreement") for the Company to acquire all the issued and outstanding capital stock of HNI's subsidiary, Health Net Dental, Inc. ("HND") (the "HND Stock"), a California domiciled dental health maintenance organization ("Dental HMO"). The PAS Agreement describes the transaction, which is subject to certain closing conditions typical of transactions of this type, including but not limited to, (i) appropriate regulatory approval from the California Department of Managed Health Care (the "Department") and (ii) no material adverse change in either party.

ASSUMPTION  AND  INDEMNITY  REINSURANCE  AGREEMENT

2) An Assumption and Indemnity Reinsurance Agreement (the "Reinsurance Agreement") between Health Net Life Insurance Company ("HNL") and SafeHealth Life Insurance Company ("SafeHealth"), a subsidiary of the Company, under which SafeHealth will reinsure and assume certain dental indemnity and dental preferred provider organization ("PPO") contracts of HNL which are being sold to a subsidiary of the Company as part of this transaction. The Reinsurance Agreement provides for the transfer from HNL to SafeHealth of substantially all of the dental indemnity and dental PPO contracts of HNL in California, Arizona and Oregon. The Reinsurance Agreement is subject to certain closing conditions, including but not limited to, the approval by the Oregon

Department of Insurance, the filing of certain insurance policy forms with the state departments of insurance in Arizona and Oregon, no material adverse change in either party, and the closing of the PAS Agreement.

NETWORK  ACCESS  AGREEMENT

3) A Network Access Agreement ("Network Agreement") which provides access to the HNL panel of dental PPO providers to the extent that such dental PPO provider contracts can not be assigned for any reason by HNL to SafeHealth. There are no closing conditions with respect to the Network Agreement other than the closing of the PAS Agreement transaction.

STRATEGIC  RELATIONSHIP  AGREEMENT

4) A Strategic Relationship Agreement ("Strategic Agreement") by which HND and SafeHealth will make certain dental products available for sale by HNI to HNI group and individual medical HMO and Preferred Provider Organizational members in California, Arizona and Oregon. The exclusive Strategic Agreement will become effective upon the closing of the PAS Agreement. The term of the Strategic Agreement is sixty (60) months with an option for HNI to renew the strategic relationship for an additional sixty (60) month period and is subject to early termination of the exclusivity provisions if defined new sales goals are not achieved.

CLOSING

The Company anticipates the HND Transaction will be completed by the end of 2003, but there can be no assurance that the HND Transaction will be completed. Assuming the HND Transaction is completed, after the close of the HND Transaction, the Company plans to cause the merger of HND into and with the Company's wholly owned California subsidiary, SafeGuard Health Plans, Inc., a California corporation and a licensee under the Knox-Keene Health Care Service Plan Act of 1975, as amended, which operates a dental health maintenance organization ("Dental HMO") in California.

PURCHASE  PRICE

If the HND Transaction closes, the Company will pay HNI for the HND Stock and the HND Transaction, the total consideration of (i) nine million dollars ($9,000,000) in cash; plus (ii) an amount equal to the amount of Tangible Net Equity of HND in excess of the minimum amount of Tangible Net Equity required by Title 28, Section 1300.76 of the California Code of Regulations ("Section 1300.76") as of the closing date (the "Excess Amount").

SUMMARY  OF  THE  ACQUISITION

HND, a subsidiary of HNI, operates a Dental HMO in the state of California, is licensed as a Specialized Dental Knox-Keene Health Care Service Plan by the Department, and offers Dental HMO plans in the State of California for both individuals and employer groups. HND has a network of approximately 3,000 licensed dentists in the State of California who have contracted with HND to provide Dental HMO services to enrollees. HNL has established a network of approximately 7,000 licensed dentists in the States of California and Arizona to provide dental PPO services to HNL enrollees. HND and HNL currently provide dental benefits to approximately 450,000 members.

       LETTER OF INTENT TO PURCHASE HEALTH NET VISION, INC. BY THE COMPANY

On April 7, 2003, the Company and HNI entered into a binding Letter of Intent ("LOI") whereby the Company would (i) acquire from HNI all the issued and outstanding capital stock of Health Net Vision, Inc. ("HNV") through a Purchase and Sale Agreement (the "Vision Stock Agreement") (the "HNV Transaction"); (ii) receive all the contracts between HNV and its California clients, members, providers and brokers other than those vision contracts with HNT employees, groups and individuals who or which are enrolled in HNV and who or which also purchased HNT medical products, and the group contracts for Medi-Cal and other similar type government sponsored contracts (the "Government Sponsored Contracts"). Under the LOI, SafeHealth would also acquire from HNL, through an Assumption and Indemnity Reinsurance Agreement and a Network Access Agreement, all of the California commercial vision contracts underwritten and/or controlled by HNL, including but not limited to, all the group, individual, preferred provider and agent contracts relating to the California commercial vision contracts of HNL.

TERMS  OF  THE  HEALTH  NET  VISION,  INC.,  TRANSACTION

Under the LOI, the Company will acquire from HNI one hundred percent (100%) of the issued and outstanding capital stock of HNV (the "Vision Stock"). The assets of HNV shall include its license to conduct business in California as a Specialized Vision Health Care Service Plan pursuant to the Knox-Keene Health Care Service Plan Act of 1975, as amended, and shall also include, but not be limited to, the Minimum Tangible Net Equity requirements of HNV as of the closing, all the HNV provider contracts, agent and broker contracts, and the commercial group and individual member vision contracts. The assets of HNV will not include the Government Sponsored Contracts or the Health Net employees, groups and individuals who or which also purchased HNT medical products.

Pursuant to the LOI, HNV and/or SafeHealth, as may be applicable, will enter into an Administration Agreement upon closing of the transaction to provide for the transition of the vision business maintained by Health Net of Arizona, Inc. ("HNT-AZ"), through December 31, 2004, for which Company will charge HNT a percentage of the claims paid by HNV or SafeHealth, as applicable, related to the HNT-AZ vision business. HNL would have the option to extend the ASA for an additional one (1) year period for a rate to be charged by HNV or SafeHealth to compensate HNV or SafeHealth adequately for the services provided under the Administration Agreement.

Under the LOI, SafeHealth would also acquire from HNL, through an Assumption and Indemnity Reinsurance Agreement and a Network Access Agreement, all of the California commercial vision contracts underwritten and/or controlled by HNL, including but not limited to, all the group, individual, preferred provider and agent contracts relating to the California commercial vision business of HNL.

PURCHASE  PRICE

The purchase price for the HNV Transaction will be an amount equal to (i) three million dollars ($3,000,000) plus; (ii) an amount equal to the amount of Tangible Net Equity of HNV in excess of the Minimum TNE Requirement (the "Excess Amount") and (iii) fifty percent (50%) of the network rental payment received by HNV after closing for the services provided by HNV to an unrelated third party vision network under contract with HNV, commencing upon the closing of the Vision Transaction through the month of service for December 2004. The Company will pay to HNT in cash or by wire transfer at the closing all components of the Purchase Price except those related to item (iii) above and the Minimum TNE Requirement related solely to HNV's Government Sponsored Contracts. The Minimum TNE Requirement related solely to HNV's Government Sponsored Contracts will be paid to HNT on the last day of the first full quarter following the closing.

CLOSING

Closing of the HNV Transaction shall occur as of the last day of the calendar month in which a) all required regulatory approvals of the HNV Transaction have been received by the parties; and b) the earlier of the following shall have occurred: (i) December 31, 2003; (ii) the transaction between the Company and HNI for the purchase and sale of HND shall have terminated; or (iii) the HND Transaction shall have closed.

PRO  FORMA  FINANCIAL  INFORMATION

A pro forma balance sheet of the Company as of March 31, 2003, which is based on the assumption that the HND Transaction and the HNV Transaction both occurred on March 31, 2003, and a pro forma statement of operations of the Company for the year ended December 31, 2002, and for the quarter ended as of March 31, 2003, which is based on the assumption that the HND Transaction and the HNV Transaction both occurred at the beginning of each respective period, are attached hereto as Exhibit 1. The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements of the Company that are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, enclosed herewith. This unaudited pro forma condensed consolidated financial information is not intended to be indicative of the results that would have occurred if the acquisitions of HND and HNV had actually been completed on the dates indicated, or the results that may occur in any future period.

HISTORICAL  FINANCIAL  INFORMATION

The financial statement information for HND for the years ended December 31, 2000, 2001 and 2002, was derived from the audited financial statements of HND and the financial statement information for HND for the quarter ended March 31, 2003, was derived from the unaudited interim financial statements of HND, and is attached hereto as Exhibit 2. The financial statement information for HNV for the years ended December 31, 2000, 2001 and 2002, was derived from the audited financial statements of HNV and the financial statement information for HNV for the quarter ended March 31, 2003, was derived from the unaudited interim financial statements of HNV, and is attached hereto as Exhibit 3.

                           INCORPORATION BY REFERENCE

The Company hereby incorporates by reference the following portions of its Annual Report of Form 10-K for the year ended December 31, 2002 enclosed herewith and filed with the SEC dated as of March 21, 2003: 1) Selected Financial Data on page 20; 2) Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 21 through 29; 3) Quantitative and Qualitative Disclosure about Market Risk on page 29; 4) the Company's Consolidated Financial Statements and Accompanying Notes on pages F-1 and F-3 through F-32; and 5) the Independent Auditors' Report on page F-2.

TERMS  OF  ADDITIONAL  AUTHORIZED  SHARES

The additional shares of Common Stock to be authorized by the Amendment would, if and when issued, have rights identical to the currently outstanding shares of Common Stock. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of Preferred Stock that the Company may issue in the future.

POSSIBLE  EFFECTS  OF  THE  PROPOSED  AMENDMENT

If the proposed Amendment to the Amended and Restated Certificate of Incorporation and the proposed Amendment to the Stock Option Plan are approved, the Company will have 1,611,859 shares of authorized and unissued and unreserved shares of Common Stock, and 1,000,000 shares of authorized and unissued shares of Preferred Stock available for issuance after shares are reserved for the Stock Option Plan and the Convertible Promissory Notes (2,611,859) shares if the amendment to the Stock Option Plan is not approved. The Board of Directors may authorize the issuance of such shares of Common Stock or Preferred Stock without further vote or action by the stockholders of the Company, except as may be required by applicable laws or the rules of any national securities exchange or market on which shares of Common Stock of the Company are then listed. Current holders of Common Stock do not have any preemptive or cumulative voting rights. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, for example, to optionees in the Company's Stock Option Plan or for acquisitions, except in the case of a stock split or stock dividend, such issuances will decrease existing stockholders' percentage equity ownership in the Company.

In addition, the additional authorized shares of Common Stock could create impediments to a takeover or change in control of the Company. Shares of authorized and unissued Common Stock and Preferred Stock could be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the then current market price. The Amendment was not approved by the Board of Directors of the Company in response to any threatened or perceived takeover threat, and the Company has no knowledge of such a threat as of the date of this Information Statement. The Amendment is not part of a plan by management to adopt a series of anti-takeover measures. The Board of Directors has no current plans or intention to issue shares of Common Stock or Preferred Stock, except as stated in this Information Statement. However, the Amendment could have the effect of deterring takeovers or changes in control of the Company. Also, the Company already has in place certain charter and Bylaw provisions that may be deemed to render more difficult, or discourage, takeovers or changes in control of the Company. At present, management does not intend to propose other anti-takeover measures in the future.

THE  PROPOSED  AMENDMENT

The following resolution will be submitted for approval by the stockholders at the Annual Meeting:

     NOW, THEREFORE, it is hereby RESOLVED, that the first paragraph of Article Fourth of the Company's Amended and Restated Certificate of Incorporation dated as of October 25, 2000, amended as of May 30, 2002, be amended to read as follows:

     "FOURTH. The total number of shares of stock that the corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which Fifty-Four Million (54,000,000) shares are Common Stock, one cent ($.01) par value per share, and Thirty-One Million (31,000,000) shares are Preferred Stock, one cent ($.01) par value per share."

All other terms of the Company's Amended and Restated Certificate of Incorporation dated as of October 25, 2000, as amended as of May 30, 2002, shall remain the same.

FINANCING  FOR  THE  HEALTH  NET  DENTAL,  INC.  AND  HEALTH  NET  VISION,  INC.
TRANSACTIONS

A total amount of $16,600,000 has been committed to purchase Convertible Promissory Notes to be issued by the Company by two (2) current investors in the Company to fund the Health Net Transactions. CAI Partners and Company II, Limited Partnership, CAI Capital Partners and Company II, Limited Partnership and CAI Capital Partners and Company II-C, L.P. (together "CAI"), have committed to purchase Convertible Promissory Notes in the amount of $14,600,000, and The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership, (together the "Burton Partnerships"), has committed to purchase Convertible Promissory Notes in the amount of $2,000,000, (collectively the "Investors"). The sale of these Convertible Promissory Notes by the Company is for funding both the acquisition by the Company of Health Net Dental, Inc., and the related indemnity/PPO insurance business described herein, and the acquisition of Health Net Vision, Inc., although neither the HND Transaction nor the HNV Transaction are contingent upon each other. Closing of the HND
Transaction and the HNV Transaction are contingent upon the receipt of the required approvals from the regulatory agencies that are required to approve the HND Transaction and the HNV Transaction and the issuance of the Convertible Promissory Notes which will occur simultaneously with the closing of the HND Transaction and HNV Transaction. While a total amount of $16,600,000 has been committed to fund these transactions and is available to the Company, depending on the final circumstances of the transactions, the Company may not utilize all the funds committed as described herein.

Entities affiliated with John Hancock Financial Services Inc. have also indicated their willingness to participate in this Facility. Due to the formal approval process, however, they were not able to secure the required approvals for participation in the Facility before the filing of this Information Statement. It is anticipated that the CAI entities will transfer a portion of the Facility to one or more Hancock entities, prior to closing of the Health Net Transactions.

The Company has reached an agreement in principle with the stockholders referred to above, regarding the expected terms of convertible Notes and has received and accepted commitment letters from such stockholders for such Notes. In accordance with this agreement, the Notes will bear interest at six percent (6%) annually, payable quarterly and will be convertible at any time into the Company's common stock at the rate of One Dollar Seventy-Five Cents ($1.75) per share, at the option of the holder. There will be no principal payments due under the Notes during the first six (6) years after issuance, and principal payments will be due during the succeeding four (4) years pursuant to a ten (10) year amortization schedule, with the remaining balance payable in full ten (10) years after the date of issuance. The Notes will be unsecured and payable in full upon a change in control of the Company, at the holder's option. The Company will have the option of redeeming all of the Notes, and if it elects to do so, must redeem all of the Notes, for 229% of the face value of the Notes during the first seven (7) years after the date of issuance, for 257% of the face value of the Notes during the eighth year after issuance, for 286% of the face value of the Notes during the ninth year after issuance, and for 323% of the face value of the Notes during the tenth year after issuance.

                                PROPOSAL NUMBER 3

                        APPROVAL OF THE AMENDMENT TO THE
              SAFEGUARD HEALTH ENTERPRISES, INC. STOCK OPTION PLAN

On May 1, 2003, the Board of Directors approved, subject to stockholder approval, an amendment to the SafeGuard Health Enterprises, Inc. Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance thereunder from 3,600,000 to 4,000,000 shares, an increase of 400,000 shares. The Company is seeking stockholder approval of the amendment to the Plan as directed by the Board of Directors and to comply with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code (the "Code").

The  purpose  of  the  Plan  is:

     1. To further the growth, development and financial success of the Company by providing additional incentives to certain of its directors and executives and other key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success; and

     2. To enable the Company to obtain and retain the services of the type of directors and professional, technical and managerial employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options, some of which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

     3. To have available options to be granted to former employees of Health Net Dental, Inc., and Health Net Vision, Inc., who the Company determines to hire upon the closing of the Health Net Transactions as critical to the success of the integration of those entities into the Company and the ongoing success of the Company.

As of April 30, 2003, options for 2,752,834 shares of Common Stock granted under the Plan are outstanding. Options to purchase 611,741 shares of Common Stock previously issued have been exercised and that number of shares of Common Stock has been issued by the Company, which is included in the total number of shares of Common Stock issued and outstanding. There are currently 188,002 shares of Common Stock available for granting stock options in the future, however, 588,002 shares of Common Stock will be available for stock options to be granted under the Plan if the Amendment is approved. The Company has no other stock option plans.

Set forth below is a discussion of the material terms of the Plan. Such discussion is qualified in its entirety by reference to the full text of the Plan. The Company will furnish without charge a copy of the Plan to any stockholder of the Company upon receipt of a request for a copy of the Plan. A request should be directed to the Corporate Secretary at the principal offices of the Company.

DESCRIPTION  OF  THE  PLAN

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

                               PLAN ADMINISTRATION

The Plan is administered by a committee appointed by the Board of Directors (the "Plan Committee"). The Plan Committee must consist of at least two (2) non-employee directors of the Company. The Plan is currently administered by the Compensation and Stock Option Committee of the Board of Directors, consisting of two (2) non-employee directors of the Company, as described above. The Plan is divided in two (2) separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. The Automatic Option Grant Program is self-executing, and the Plan Committee exercises no discretionary powers over such program. However, the Board has currently suspended any automatic grants pursuant to this program until further action by the Board of Directors.

With respect to the Discretionary Option Grant Program, the Plan Committee is responsible for:

     1.   Selecting  the  eligible  participants  who  will  receive  options;

     2. Determining the number, form, and terms of the options that will be granted;

     3. Setting the vesting periods for the options that are granted under the Plan; and

     4.   Determining  whether  an Option is an "Incentive Stock Option" under
          Section 422 of the Internal Revenue Code or a Non-Qualified Stock Option.

The Plan Committee will interpret the Plan and make all determinations necessary or advisable for its administration.

                          GRANT AND EXERCISE OF OPTIONS

The following people are eligible to be granted options under the Plan's Discretionary Option Grant Program:

     1. Such employee-members of the Board as the Plan Committee shall select from time to time; and

     2. Such other key employees, including officers who are not directors, as the Plan Committee shall select from time to time.

As a condition to receiving a grant of options, employees must agree to remain employed with the Company for twelve (12) months after such grant of options. As of April 30, 2003, there were 230 employees of the Company eligible to participate in the Plan, including eleven (11) executive officers.

Only non-employee members of the Board of Directors are eligible to receive automatic option grants under the Automatic Option Grant Program (the "Program"). Each non-employee Board member automatically receives a grant of a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock on the second Monday of November of each year the director serves on the Board of Directors. Because of the suspension of the Program by the Board, no options were granted under the Program to non-employee directors during calendar years 2001 and 2002.

The exercise price must be equal to or greater than the fair market value of the Common Stock on the date the options are granted. Fair market value is: (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, (1) the last sale price, if the stock is then listed as a National Market Issue, or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Plan Committee effecting the option grant; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Plan Committee acting in good faith.

The Plan Committee will determine the times at which an option will become vested and may be exercised; provided, however, that no option may be exercised during the first year after the option is granted, and thereafter, unless otherwise specified by the Plan Committee, the optionee may purchase up to one-third (1/3) of the shares covered under the option being exercised, an additional one-third of the shares may be purchased after two (2) years, and the final one-third (1/3) of the shares may be purchased at any time after three (3) years following the grant.

Once an option becomes vested, optionees may exercise their options at any time during the option term. Subject to the above restrictions, they may exercise all or part of the vested options that they have been granted. To exercise their options, they must give written notice to the Company specifying the number of shares of Common Stock that they want to purchase. They must include, with the notice, full payment of the purchase price by cashier's check, wire transfer or such other instrument that will be accepted by the Plan Committee. Generally, optionees must exercise the options granted to them within ten (10) years of the date of grant.

If approved by the Plan Committee in its discretion, payment of the purchase price may also be made by:

     1. Full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the exercise date; or

     2. Payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instruction (i) to the designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option exercise price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Company in connection with such purchase and sale and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

With respect to the Discretionary Option Grant Program, an option may only be exercised during employment or during a specified period following termination of employment. During the allowed period after termination, the options may be exercised under the same conditions, as they would be during employment. The period during which an option may be exercised after termination of employment varies depending on the reason for termination, such as for a disability, within six (6) months after termination; for death, within ninety (90) days after termination; and for any other reason, within ninety (90) days after termination.

Options granted under the Automatic Option Grant Program will terminate immediately upon a non-employee director no longer serving on the Board of Directors for any reason.

If a Change of Control of the Company or other Corporate Transaction, each described in the Plan, occurs, certain options that are then not presently vested and exercisable will become vested and exercisable.

The shares issued in the exercise of options granted under the Plan may be authorized but unissued shares or treasury shares. If any option terminates without being exercised, authorized shares of Common Stock that were reserved for the option will be available for other options granted under the Plan.

                           TRANSFERABILITY OF OPTIONS

Options under the Plan are transferable only by will or, if the optionee dies without a will, the laws of descent and distribution.

                      AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors may amend the Plan in any respect at any time without the approval of the stockholders of the Company, unless required by law, stock market or exchange rule, or agreement. An amendment of the Plan without stockholder approval may cause the loss of the performance-based exemption from
Section 162(m) of the Internal Revenue Code with respect to future grants of options under the Plan. The Board of Directors may discontinue the Plan at any time. No amendment or termination of the Plan may impair the rights of any holder of options previously granted without the optionee's consent.

If not terminated sooner by the Board, the Plan terminates on December 31, 2006. No options may be granted under the Plan after December 31, 2006. However, options granted before that date may still be exercised in accordance with their terms.

Except as otherwise described herein, benefits under the Plan to the Named Executive Officers of the Company and to the directors, other officers, employees and consultants of the Company are not currently determinable because the Plan is discretionary. Options for an aggregate of 2,317,834 shares have been granted to the all current executive officers of the Company, as a group, under the Plan as of April 30, 2003.

                                  PLAN BENEFITS

The Company cannot currently determine the number of shares subject to options or the exercise price of such options that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information as of April 30, 2003 with respect to the stock options granted under the Plan to the Named Executive Officers, all current executive officers as a group, all directors as a group, and all employees, including all current officers who are not executive officers, as a group under the Plan. Other than the Plan, the Company does not have and has never had any other stock option plans.

                                               NUMBER OF SHARES SUBJECT TO    WEIGHTED AVERAGE EXERCISE
NAME                                          OPTIONS GRANTED UNDER THE PLAN       PRICE PER SHARE
--------------------------------------------------------------------------------------------------------
James E. Buncher                                                     700,000  $                     1.03
Stephen J. Baker                                                     300,000  $                     1.24
Dennis L. Gates (1)                                                  395,000  $                     1.01
Ronald I. Brendzel (2)                                               327,500  $                     1.15
Kenneth E. Keating (3)                                               122,500  $                     1.01
All current executive officers as a group
  (11 persons)                                                     2,317,834  $                     1.13
All current directors (other than executive
  officers) as a group (1 person)                                    200,000  $                     1.00
All other employees (including all current
  officers who are not executive
  officers) as a group (12 persons)                                  202,500  $                     1.36

_______________________________
(1) Mr. Gates was granted options for an additional 50,000 shares in 1999 but surrendered those options for cancellation in 2001. Such options are not included in the number of shares subject to options granted to Mr. Gates.

(2) Mr. Brendzel was granted options for an additional 45,000 shares from 1993 to 1998 but surrendered those options for cancellation in 2001. Such options are not included in the number of shares subject to options granted to Mr. Brendzel.

(3) Mr. Keating was granted options for an additional 15,000 shares from 1996 to 1998 but surrendered those options for cancellation in 2001. Such options are not included in the number of shares subject to options granted to Mr. Keating.

     FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE SAFEGUARD HEALTH
                       ENTERPRISES, INC. STOCK OPTION PLAN

THIS SECTION IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, OR SECURITIES LAWS RESTRICTIONS. IT IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS TAX ADVICE. AN OPTIONEE SHOULD CONSULT HIS/HER OWN TAX ADVISOR ABOUT THE POTENTIAL TAX EFFECTS OF THE PLAN.

                            TAX EFFECTS TO OPTIONEES

Options granted under the Automatic Option Grant Program will be Non-Qualified Stock Options ("NQSO"). With respect to options granted under the Discretionary Option Grant Program, the Plan Committee has the right, but not the obligation, to designate a limited amount of Incentive Stock Options ("ISO") under Section 422 of the Internal revenue Code with the remainder of the options being NQSO. A general discussion of the effects of NQSOs and ISOs follows(1)

                                      NQSO

The grant of an NQSO will not result in taxable income to the optionee. The optionee will, however, generally recognize income if and when the optionee exercises the NQSO. The taxable income that the optionee will then recognize will be ordinary income, not capital gain, no matter how long the optionee held the NQSO before exercising it. This income will be equal in amount to the excess, if any, of the fair market value of the shares of stock that the optionee receives when the optionee exercises the NQSO over the exercise price that he or she pays. The excess of the fair market value of the shares that the optionee receives when he or she exercises a stock option over the exercise price that he or she pays to exercise it is referred to as the option's "spread at exercise."

After the optionee exercises the NQSO and recognizes the spread at exercise as ordinary income, the optionee will have a tax basis in the shares of stock that he or she receives equal to the exercise price that he or she paid plus the spread at exercise. When the optionee later disposes of the shares, the difference between the value of the shares when he or she disposes of them and the tax basis will generally be recognized by the optionee as capital gain or loss. The capital gain or loss will be long-term if the optionee held the shares of stock for at least one year following his or her exercise of the NQSO.(2)
Long-term capital gain is generally subject to federal income tax at a special 20% maximum rate.

                                       ISO

GRANT AND EXERCISE. The grant of an ISO will not result in taxable income to the optionee. Furthermore, the EXERCISE of the ISO will not result in regular taxable income to the optionee, although it may subject him or her to the alternative minimum tax ("AMT"), as discussed below. Generally, except for the AMT, the tax consequences of an ISO will be determined at the time the optionee sells the shares of stock that he or she receives when exercising the ISO.

QUALIFYING DISPOSITION. If the optionee holds, that is, does not sell the shares of stock acquired when exercising an ISO, until at least the LATER of (i) two
(2) years from the date on which the ISO was granted or (ii) one (1) year from the date on which the ISO was exercised, then the ultimate sale of the shares will be a so-called "qualifying disposition," and the entire difference between the value of the shares when disposed and the amount paid to exercise the ISO will be long-term capital gain or loss. This "later of two (2) years from date of grant, one (1) year from date of exercise" waiting period before selling the shares in order to have an ISO's spread at exercise be taxed as a long-term capital gain is referred to as the "ISO holding period."

DISQUALIFYING DISPOSITION. If the optionee sells the shares of stock received when exercising an ISO BEFORE the end of the ISO holding period, then the disposition is a "disqualifying disposition." The federal income tax consequences of a disqualifying disposition of shares of stock received on the exercise of an ISO are similar to the federal income tax consequences of an NQSO. Generally, in both cases the option's spread at exercise will be taxed as ordinary income, not long-term capital gain. However, there are some important differences. When the optionee makes a disqualifying disposition of shares received on the exercise of an ISO, ordinary income is realized upon disposition of the shares, not when the option is exercised. Moreover, if the shares decrease in value between the date on which the optionee exercises the ISO and the date on which he or she sells the shares in a disqualifying disposition so that the profit on the sale is less than the option's spread was at exercise, then in the ISO disqualifying disposition context the amount of ordinary income to recognize is limited to the optionee's actual gain on the sale or other disposition, whereas if the option had been an NQSO, the entire spread at exercise would have been taxable to him or her at the date of exercise as ordinary income, no matter what he or she later sold the shares for. On the other

_______________________________

(1) If awarded both a NQSO and an ISO, all portions of this Federal Income Tax Consequences discussion apply to the optionee. If awarded only an ISO, all portions of this Federal Income Tax Consequences discussion still apply to the optionee, since there is no assurance that his or her ISO will not be disqualified, and the tax consequences of a disqualified ISO are similar to the tax consequences of an NQSO. If awarded only an NQSO, then the portions of this Federal Income Tax Consequences discussion of ISOs do not apply to the optionee.

(2) In determining whether the one (1) year holding period requirement for long-term capital gain has been met, the time the optionee held the option before exercising it is disregarded.

hand, if the shares that are the subject of a disqualifying disposition increase in value between the date on which the optionee exercises the ISO and the date on which he or she disposes of the shares in a disqualifying disposition, then any excess of the amount that was realized when the shares are sold over the sum of the exercise price paid plus the spread at exercise is taxed as capital gain, long- or short-term depending on the optionee's holding period for the shares.

ALTERNATIVE MINIMUM TAX. The AMT is a special, alternative way of calculating federal income tax. It is designed to ensure that a significant amount of tax is paid by taxpayers who have significant amounts of economic income, but who, because they take advantage of special exclusions, deductions, or other tax preferences, owe relatively small amounts of, or even no, regular federal income tax. Under the AMT, economic income is determined generally by figuring what the income would be if the Internal Revenue Code did not contain preferences for certain items of income and deduction. Depending on the filing status, foe example, single or married filing jointly, up to the first $45,000 of AMT taxable income is generally exempt from the AMT. The AMT tax rate on amounts in excess of the exemption is 26% on AMT taxable income of up to $175,000 and 28% on AMT taxable income over $175,000. Thus, in addition to having a large exemption amount, the AMT has a lower maximum tax rate than the regular federal income tax. However, the AMT is applied to a more broadly defined taxable income amount. For any taxable year, one must pay the greater of regular federal income tax or tax calculated under the AMT.

The spread at exercise of an ISO is an item of tax preference in the year of exercise for purposes of the AMT. This is the case regardless of whether the optionee sells the shares received on exercise of the ISO in a qualifying or disqualifying disposition. In fact, exposure to the AMT is generally increased if the optionee does not sell the shares received on exercise of an ISO in a disqualifying disposition, since this will make it more likely that AMT taxable income will be greater than regular taxable income.

If the total spread at exercise for ISOs exercised during the calendar year is large in relation to the optionee's other income, the AMT may exceed regular income tax for the year, requiring the optionee to pay more tax for the year than he or she otherwise would. Generally, if the exercise of an ISO causes AMT liability to exceed regular income tax liability, the exercise of the ISO will cause the optionee only to be required to pay tax earlier than otherwise would have been required, not require him or her permanently to pay more tax. This is because the amount of AMT paid in connection with the exercise of an ISO may be taken as a dollar-for-dollar credit against regular income tax liability in any future taxable year in which regular federal income tax liability exceeds the AMT liability. However, depending on the amount of the spread at exercise that is subject to the AMT and the optionee's personal financial resources, being required to pay AMT before he or she has sold the shares of stock received on exercise of the ISO may be a considerable financial burden.

ISO TREATMENT MAY BE DENIED FOR REASONS OTHER THAN A DISQUALIFYING DISPOSITION. In order for the optionee to receive the tax benefits of an ISO, the ISO must meet many requirements in addition to the ISO holding period requirement. Most of these requirements are beyond the optionee's control. For example, if the Company decided, with or without the optionee's agreement, to lengthen the period of time following his or her termination of employment during which he or she would be permitted to exercise an option originally granted to him or her as an ISO to a period of greater than three months, the option would become an NQSO. There is no assurance that an option that the Company has granted to the optionee and has indicated is an ISO will in fact be an ISO at the time he or she exercises the option.

                                 TAX WITHHOLDING

NQSO'S. Generally, federal income tax is required to be withheld at the time of exercise of an NQSO in an amount equal to 28% of the spread at exercise. FICA withholding is also required. The Company requires that the optionee pay to it the tax required by law to be withheld with respect to any exercise of an option before the optionee will be permitted to receive the shares of stock that were subject to the option exercised.

ISO'S. Under current federal income tax law there is no withholding requirement in connection with the exercise of an ISO or the disqualifying disposition of stock received on exercise of an ISO.

                         TAX CONSEQUENCES TO THE COMPANY

Generally, the Company will be entitled to take a deduction in the year that an optionee recognizes ordinary income, if any. However, the deduction is not available unless the Company has complied with certain federal tax reporting requirements. In addition, the Company may take a deduction only if the optionee's income recognized as a result of exercise of the options meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

There may be an "excess parachute payment" if options are granted, accelerated or enhanced in connection with a change of control of the Company. All or a portion of the value of such options may be considered "excess parachute payments." The Company may not deduct excess parachute payments. The recipient of an excess parachute payment is subject to a 20% federal excise tax.

Section 162(m) of the Code allows the Company to deduct only up to $1,000,000 of compensation, with the exception of "performance based" compensation, as defined in Section 162(m), paid to the chief executive officer or any of the Company's four (4) most highly compensated other officers. Excess parachute payments paid to those officers reduces the $1,000,000 deduction by an equal amount. However, compensation to those officers that is performance based is completely deductible and has no effect on the $1,000,000 limitation. If non-performance based compensation, including excess parachute payments, to those officers exceeds $1,000,000, the Company may not deduct the excess; it may only deduct $1,000,000 and the performance based compensation. The Company intends that the options granted under the Plan will be considered performance based and, therefore, fully deductible by the Company.

                        RESTRICTIONS ON RESALE OF SHARES

             RESALE BY AFFILIATES AND NON-AFFILIATES OF THE COMPANY

There are registration requirements of the federal securities laws and applicable state Blue Sky laws that may apply to a resale of shares of Common Stock acquired pursuant to the Plan. An affiliate of the Company who acquires such shares can sell those shares only if (i) the affiliate files an appropriate registration statement covering such shares under the Securities Act or (ii) Rule 144 of the Securities Act of 1933 or another exemption from registration applies. Under Rule 405, an "affiliate" of the Company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. All executive officers and directors of the Company, and their associates are generally considered affiliates. Any person who believes that he may be an "affiliate" of the Company should consult with legal counsel before making any offer or resale of any shares of Common Stock acquired under the Plan. For persons who are not affiliates of the Company, resales of shares acquired under the Plan will generally not be subject to such restrictions as long as those shares are acquired under the Registration Statement filed by the Company with respect to the Plan while it is in effect or under another effective registration statement covering such shares. However, the Plan Committee may impose such restrictions on the transferability of Common Stock as it deems appropriate and which are included in the Stock Option Agreement for the optionee.

                   RESALE BY EXECUTIVE OFFICERS OF THE COMPANY

Section 16 of the Securities Exchange Act of 1934 imposes restrictions upon certain executive officers of the Company. These restrictions may affect the resale of Common Stock acquired under the Plan by those officers. It is intended that the grant of options to persons subject to Section 16 of the Exchange Act, and the exercise of those options by those persons, comply with any applicable conditions of Rule 16b-3 or its successor under the Exchange Act. If the grant and exercise do comply with Rule 16b-3 they will be exempt transactions under Section 16(a).

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION  PHILOSOPHY.

The Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") currently consists of two (2) independent directors who are neither employees nor officers of the Company. During fiscal year 2002, the Committee consisted of Jack R. Anderson, Chairman, Stephen J. Blewitt, and Leslie B. Daniels. Mr. Anderson resigned from the Board of Directors and the Committee in March 2003 and Mr. Blewitt became chairman of the Committee at that time. The Committee reviews the Company's executive compensation program and policies, determines the compensation of the Company's Chief Executive Officer ("CEO"), and reviews and approves the CEO's recommendations for the compensation of the other senior executive officers of the Company. The information contained herein relates to fiscal year 2002.

The Committee's philosophy regarding compensation of the Company's senior management is to link rewards to financial and operational performance, to encourage creation of stockholder value and to achieve the Company's strategic goals and objectives. Through its executive compensation policies, the Committee seeks to attract, retain and motivate highly qualified executives who will contribute to the Company's success. Thus, the Committee believes the Company's compensation arrangements must remain competitive with those offered by other companies of similar size and scope of operations, including other publicly and privately-held managed dental health care organizations.

To achieve the goals described herein, the Committee has developed an executive compensation program consisting of three (3) primary components which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management. These components are: (i) base salary which reflects individual performance and contribution to the Company; (ii) defined annual bonus awards payable in cash and tied to the Company's achievement of financial targets and each individual's performance goals and objectives; and
(iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the Executive Officers and other key employees and the Company's stockholders. The Committee makes option grants to Executive Officers and other key employees of the Company under the Employee Stock Option Plan.

CASH  BASED  COMPENSATION.

Salary. Consistent with the Company's position, the Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary decisions are based on an annual review with the CEO, considering the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The salary for the CEO who began his employment with the Company as of March 1, 2000 was established in accordance with the policy for CEO compensation set forth elsewhere in this Report. The salary for Mr. Buncher increased in 2001, as described below under the Chief Executive Officer Compensation section. Mr. Baker was hired by the Company in April 2001 as its Executive Vice President and Chief Operating Officer, and his salary of $220,000 per year was established based upon Mr. Baker's skill and experience and other comparable salaries for his position in the industry which the Company operates. Neither Mr. Buncher nor Mr. Baker received an increase in their cash based compensation during 2002.

The cash salary of each of the other Executive Officers is determined by the individual's performance and past and potential contributions to the Company. The Committee also believes that the Company's use of the Employee Stock Option Plan and bonus plan as a supplement to base salary, results in the compensation of its Executive Officers and other key employees being related to the Company's performance.

The Committee did not provide for any qualifying compensation to be paid to any Executive Officer for deductibility under Section 162(m) of the Internal Revenue Code for 2002 and through the date of this Information Statement. The Committee has not provided for such qualifying compensation and does not intend to provide for such qualifying compensation to its Executive Officers in the foreseeable future.

Bonuses. In 2002, the Committee authorized a bonus compensation program for each of the Named Executive Officers. Bonuses are based upon the overall achievement in increasing the Company's revenue, its level of cash flow and profitability, and an assessment by the CEO of an individual's achievement of specific goals and objectives tied to such person's job responsibilities with the Company, and provides for additional compensation based upon an amount designed to yield a bonus of between zero and up to 200% of an Executive Officer's base annual salary, depending upon the executive's position and performance of the Company.

Although the pre-established bonus objectives for 2002 were not achieved by the Company, in 2002, the Committee authorized the payment of a bonus for certain executive officers tied to the overall financial performance of the Company and to each individual's job performance. Bonuses were paid to Messers. Buncher, Baker, Brendzel and Gates in the amounts of $25,000, $20,000, $15,000 and $15,000 respectively for such individual's service to the Company in 2002 in assisting the Company complete an acquisition for 2002, successfully integrate the acquisition into the Company, and negotiate two (2) additional acquisitions for the Company, expected to be completed during 2003. For fiscal year 2003, the Committee has authorized a retention bonus plan for Executive Officers described under EXECUTIVE COMPENSATION.

EQUITY  BASED  COMPENSATION.

The Named Executive Officers have, from time to time, received option grants under the Employee Stock Option Plan of the Company. The purpose of the Plan is to provide such individuals with additional incentives to maximize stockholder value. The Plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The size of the option grant to each Named Executive Officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, and job responsibilities. In 2002, the Committee granted stock options to the various Named Executive Officers as set forth herein.

CHIEF  EXECUTIVE  OFFICER  COMPENSATION.

The process of determining the compensation for the Company's CEO and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. The Committee considers both the Company's overall performance and the CEO's individual performance. The annual salary for Mr. Buncher was increased to $250,000 in 2001 as a result of Mr. Buncher's overall efforts in returning the Company to profitability, and remains the same at present. A significant portion of the increase from 2000 to 2001 was due to the fact that Mr. Buncher was employed by the Company a full year in 2001 and 10 months in 2000. Bonuses for the CEO are based upon the overall achievements in increasing the Company's EBITDA. In 2002, the Company established a bonus plan for Mr. Buncher for calendar year 2002 that was based upon the overall achievement of increasing the Company's EBITDA. Since the EBITDA threshold was not met by the Company in 2001, Mr. Buncher was not paid a bonus for this plan in 2002. However, a discretionary bonus of $25,000 was paid to Mr. Buncher for 2002. Mr. Buncher's current salary was determined based on an analysis of salaries paid by peer companies and on his knowledge and experience in the health care industry, and individual performance. A bonus plan was also established for Mr. Buncher for calendar year 2003 that is describer under EXECUTIVE COMPENSATION.

The Compensation and Stock Option Committee comprised of the following members of the Board of Directors of the Company have furnished this Report as of December 31, 2002.

                                           Respectfully submitted,

                                           Stephen J. Blewitt, Chairman
                                           Leslie B. Daniels

                       APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors selected the independent accounting firm of Deloitte & Touche LLP ("Deloitte"), to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Deloitte has served as the Company's independent auditors for more than five (5) years. A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. The Audit Committee must approve in advance any significant audit or non-audit engagement or relationship between the Company and Deloitte. As a result, the Audit Committee pre-approved the provision of audit related services, tax services and other services provided by Deloitte as described below. The Audit Committee has determined that the provision of certain non-audit services by Deloitte is compatible with maintaining Deloitte's independence.

The following table represents fees paid for professional services rendered by Deloitte to the Company for the years ended December 31, 2002 and 2001.

                                                            2002      2001
                                                          --------  --------

            Audit Fees                                    $232,000  $308,000
            Audit Related Fees, which consist of a
              review of the Company's Amendment
              to its Registration Statement on Form S-8,
              a letter to the SEC, and the audit of the
              Company's 401(k) plan                         14,600    16,000
            Tax Fees                                        20,000    80,000
            All Other Fees                                       0         0
                                                          --------  --------
            Total                                         $266,600  $404,000

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company (the "Audit Committee") currently consists of three (3) independent directors who are neither employees nor officers of the Company. During fiscal year 2002, the Audit Committee consisted of Leslie B. Daniels, Chairman, Jack R. Anderson and Stephen J. Blewitt. Mr. Anderson resigned from the Board of Directors in March 2003 and Mr. Neil R. Anderson was appointed to the Board of Directors in March
2003 and the Audit Committee in May 2003. Each member of the Audit Committee satisfies the current standards for independence as defined in the NASD listing standards. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

Management is responsible for the Company's internal controls, the financial reporting process, and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit
Committee  that  the  Company's  consolidated  financial statements for the year ended December 31, 2002, were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed these consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and with and without Management present, discussed and reviewed the results of the Independent Auditors Examination of these consolidated financial statements.

The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors any relationship that may impact that firm's objectivity and independence, and satisfied itself as to the Auditors independence.

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, (the "Act"), Mr. Daniels has been designated by the Audit Committee as the "Audit Committee Financial Expert" as defined in the rules promulgated by the SEC and in the Act.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC.

                                        Respectfully submitted,

                                        Leslie B. Daniels, Chairman
                                        Neil R. Anderson
                                        Stephen J. Blewitt

                            PROPOSALS BY STOCKHOLDERS

A stockholder that intends to present a proposal at the next annual meeting of the Company's stockholders and desires the proposal to be included in the Company's Proxy or Information Statement and form of proxy, if any, relating to that meeting must deliver or mail a notice of such proposal to the Company at its principal executive offices on a timely basis. In order to be timely, such notice must be received by the Company at its executive offices no later than January 9, 2004, to be included in the Company's Proxy or Information Statement and form of proxy, if any, for that meeting. If the stockholder's notice is not timely made, the proposal will not be properly brought before the Annual Meeting and the Company may exercise discretionary voting with respect to such stockholder proposal. In order to make nominations for the election of the Board of Directors at the next Annual Meeting, a stockholder must provide written notice to the Company at its principle offices containing the information described above under "Elections of Directors-Introduction" not later than April 29, 2004. If such notice is not timely given, a nomination made at the meeting will not be recognized.

                                  ANNUAL REPORT

The Company's Annual Report on Form 10-K for the year ended December 31, 2002, enclosed herewith, which contains audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002, and certain additional financial information, is being mailed to stockholders of record with this Information Statement. Upon written request of any person who is a record holder of Common Stock or Preferred Stock as of the close of business on May 25, 2003, the Company will also provide without charge to such person a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC, excluding exhibits. Any written request must be directed as follows:

                              Corporate Secretary
                              SafeGuard Health Enterprises, Inc.
                              95 Enterprise, Suite 100
                              Aliso Viejo, California 92656-2605
                              Telephone: (949) 425-4300
                              Facsimile: (949) 425-4586

EXPENSES  OF  MEETING

The Company will bear the expenses in preparing, printing, and mailing the Information Statement and Annual Report for the year ended December 31, 2002 to the stockholders.

NO PROXIES WILL BE SOLICITED BY THE COMPANY'S MANAGEMENT IN CONNECTION WITH THIS MEETING. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  OTHER MATTERS

As of the date of this Information Statement, the Board of Directors of the Company is not aware of any other matters that may properly come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If any other matters shall properly come before the Annual Meeting, each person and/or entity set forth in the section entitled "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" has informed the Company that they intend to vote their shares for the election of the entire slate of Directors and in favor of all other agenda items.

                                          Respectfully submitted,

                                          /s/ Ronald I. Brendzel

                                          RONALD I. BRENDZEL
                                          Corporate Secretary

___________  __,  2003
Aliso  Viejo,  California

                                    EXHIBIT 1


                       PRO FORMA FINANCIAL INFORMATION FOR
                       SAFEGUARD HEALTH ENTERPRISES, INC.


Introduction to Unaudited Pro Forma Consolidated Financial Information. . . . .   2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003 .   4
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet . . . . . . .   5
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the three months ended March 31, 2003 . . . . . . . . . . . . . . . . . . . .   7
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the three months ended March 31, 2003 . . . . . . . . . . . . . . . . . . . .   8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the year ended December 31, 2002. . . . . . . . . . . . . . . . . . . . . . .   9
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the year ended December 31, 2002. . . . . . . . . . . . . . . . . . . . . . .  10

              SAFEGUARD HEALTH ENTERPRISES, INC., AND SUBSIDIARIES
                            INTRODUCTION TO UNAUDITED
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


GENERAL
-------

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 reflects adjustments to the historical financial position of SafeGuard Health Enterprises, Inc. and its subsidiaries (the "Company") to give effect to the pending acquisitions of Health Net Dental, Inc. ("HND") and Health Net Vision, Inc. ("HNV"), as if they had been completed as of March 31, 2003. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2003, and for the year ended December 31, 2002, reflect adjustments to the historical results of operations of the Company to give effect to the pending acquisitions of HND and HNV as if they had been completed as of the beginning of the period presented.

The historical financial statement information for HND and HNV as of March 31, 2003, and for the three months then ended, was derived from the unaudited interim financial statements of HND and HNV, which are included in the attached Information Statement under Exhibits 2 and 3, respectively. The historical financial statement information for HND and HNV for the year ended December 31, 2002, was derived from the audited financial statements of HND and HNV, which are also included in the attached Information Statement under Exhibits 2 and 3, respectively.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. This unaudited pro forma condensed consolidated financial information is not intended to be indicative of the results that would have occurred if the acquisitions had actually been completed on the dates indicated, or the results that may occur in any future period.

PRO  FORMA  RESULTS  OF  OPERATIONS
-----------------------------------

The accompanying unaudited pro forma condensed consolidated statements of operations do not reflect any pro forma adjustments to the selling, general and administrative ("SG&A") expenses incurred by HND and HNV during the three months ended March 31, 2003, and the year ended December 31, 2002. The Company believes the integration of the operations of HND and HNV into the Company's existing operations will result in certain economies of scale, as there will be significant duplication of fixed SG&A expenses, which the Company expects to eliminate during the integration process. Accordingly, the Company believes the total amount of SG&A expenses it will incur after these acquisitions are completed will be significantly less than the sum of the historical SG&A expenses incurred by the Company, HND and HNV during the periods presented.

The Company expects that the net effect of the acquisitions of HND and HNV on its results of operations will be an increase in its earnings per share, primarily due to anticipated reductions in SG&A expenses. However, the Company does not expect to realize all of the expected reductions in SG&A expense until the operations of HND and HNV are fully integrated into the Company's existing operations.

TERMS  OF  PENDING  ACQUISITIONS
--------------------------------

On April 7, 2003, the Company entered into a definitive agreement to purchase all of the outstanding capital stock of HND, and certain group dental insurance contracts underwritten by Health Net Life Insurance Company ("HNLIC"), which is an affiliate of HND, for $9.0 million in cash, subject to regulatory approval. The transaction is currently pending regulatory approval.

On April 7, 2003, the Company also entered into a binding letter of intent to purchase all of the outstanding capital stock of HNV, which is an affiliate of HND, and certain group vision insurance contracts underwritten by HNLIC, for $3.0 million in cash, subject to regulatory approval. A substantial portion of the business of HNV will be transferred to a third party prior to the Company's acquisition of HNV, and the remainder of the business of HNV will be transferred to the Company. The transaction is currently pending negotiation of definitive agreements and regulatory approval.

CONTRACTS  UNDERWRITTEN  BY  HEALTH  NET  LIFE  INSURANCE  COMPANY
------------------------------------------------------------------

The accompanying unaudited pro forma condensed consolidated financial information does not include the results related to the group dental and vision insurance contracts underwritten by HNLIC (the "HNLIC Contracts"). The pending acquisition does not include any tangible assets or liabilities related to the HNLIC Contracts. Premium revenue from the HNLIC Contracts was $4.5 million for the three months ended March 31, 2003, and $15.5 million for the year ended December 31, 2002. Operating expenses related to the HNLIC Contracts were $4.6 million for the three months ended March 31, 2003, and $16.3 million for the year ended December 31, 2002. The HNLIC Contracts incurred operating losses of $0.1 million for the three months ended March 31, 2003, and $0.8 million for the year ended December 31, 2002.

OTHER  ACQUISITIONS
-------------------

The Company completed the acquisition of Paramount Dental Plan, Inc. on August 30, 2002, and the acquisition of Ameritas Managed Dental Plan, Inc. on March 31, 2003. The pro forma effect of these acquisitions is not included in the accompanying pro forma condensed consolidated statements of operations because the effect of these acquisitions was not significant.

              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2003
                                 (IN THOUSANDS)

                                             HISTORICAL
                                    --------------------------    PRO FORMA       PRO
                                     COMPANY     HND     HNV     ADJUSTMENTS     FORMA
                                    ---------  -------  ------  -------------  ---------
                 ASSETS

Current assets:
  Cash and cash equivalents         $  4,061   $ 5,358  $4,859  $ (7,530) (a)  $  6,748
  Investments                         10,066     2,660   1,126      3,100 (b)    16,952
  Accounts receivable                  2,228     1,297     240            --      3,765
  Other current assets                   675     1,145     807      (639) (c)     1,988
                                    ---------  -------  ------  -------------  ---------
    Total current assets              17,030    10,460   7,032        (5,069)    29,453

   Property and equipment              3,360     1,234       2            --      4,596
Restricted investments                 3,328       408      67            --      3,803
Notes receivable                         447        --      --            --        447
Goodwill                               9,289        --     691      4,874 (d)    14,854
Intangible assets                      1,896        --      --      5,565 (e)     7,461
Other assets                             147        26      --            --        173
                                    ---------  -------  ------  -------------  ---------

    Total assets                    $ 35,497   $12,128  $7,792  $      5,370   $ 60,787
                                    =========  =======  ======  =============  =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
                          ------------------------------------

Current liabilities:
  Accounts payable                  $  1,675   $   162  $    9  $         --   $  1,846
  Accrued expenses                     4,602     3,120     539            --      8,261
  Current portion of long-term debt
    and capital lease obligations      2,259        --      --            --      2,259
  Claims payable and claims
    incurred but not reported          4,856     2,526   1,286            --      8,668
  Deferred premium revenue             2,126     1,415     133            --      3,674
                                    ---------  -------  ------  -------------  ---------
    Total current liabilities         15,518     7,223   1,967            --     24,708

Long-term debt and capital
  lease obligations                    2,545        --      --     16,100 (f)    18,645
Other long-term liabilities              971       618      24      (642) (g)       971

Stockholders' equity:
  Convertible preferred stock and
    additional paid-in capital        41,250        --      --            --         --
  Common stock and additional
    paid-in capital                   22,680     1,174   1,578    (2,752) (h)    22,680
  Retained earnings
    (accumulated deficit)            (29,726)    3,047   4,190    (7,237) (h)   (29,726)
  Accumulated other
    comprehensive income                  85        66      33       (99) (h)        85
  Treasury stock, at cost            (17,826)       --      --            --    (17,826)
                                    ---------  -------  ------  -------------  ---------
     Total stockholders' equity       16,463     4,287   5,801       (10,088)    16,463
                                    ---------  -------  ------  -------------  ---------

    Total liabilities and equity    $ 35,497   $12,128  $7,792  $      5,370   $ 60,787
                                    =========  =======  ======  =============  =========

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated balance sheet are as follows:

(a) Represents a payment to the seller in an amount equal to the excess of the actual tangible net equity of HND and HNV over the applicable statutory minimum tangible net equity requirements. Under the definitive agreement with respect to HND and the binding letter of intent with respect to HNV, the Company agreed to pay such excess, if any, to the seller in connection with the closing of the transactions. The accompanying pro forma adjustment is based on the amount of the excess tangible net equity of HND and HNV as of March 31, 2003, as follows:

                                                          HND      HNV     TOTAL
                                                         ------  -------  --------
     Total stockholder's equity                          $4,287  $5,801   $10,088
     Less - Goodwill                                         --    (691)     (691)
                                                         ------  -------  --------
     Actual tangible net equity                           4,287   5,110     9,397
     Statutory minimum tangible net equity requirements   1,217     650     1,867
                                                         ------  -------  --------
       Excess tangible net equity                        $3,070  $4,460   $ 7,530
                                                         ======  =======  ========

     The statutory minimum tangible net equity requirements applicable to specialized health care service plans in California, including HND and HNV, will increase effective July 1, 2003. The statutory minimum amounts used above are based on the requirements that are effective after July 1, 2003, since it is expected that these transactions will be completed after that date.

(b) Represents the portion of the proceeds from the issuance of convertible notes that will be used to increase the net worth of the Company's insurance subsidiary to support the HN Life Contracts. Pursuant to regulatory requirements in various states, the Company insurance subsidiary must maintain net worth equal to at least 20% of its annual premium revenue. Accordingly, the required increase in the net worth of the Company's insurance subsidiary is as follows:

     Annual revenue of HN Life Contracts                         $15,500
     Required ratio of net worth to annual premium revenue          20.0%
                                                                 --------
       Required increase in net worth of insurance subsidiary    $ 3,100
                                                                 ========


(c) Represents a valuation reserve against the deferred tax assets of HND and HNV, which were $639,000 as of March 31, 2003. The Company's net deferred tax assets are fully reserved, due to uncertainty about whether those deferred tax assets will be realized in the future. Accordingly, the deferred tax assets of HND and HNV would have also been fully reserved by the Company as of March 31, 2003.

(d) Represents goodwill related to the acquisition of HND and HNV, less an adjustment to eliminate the goodwill of HNV, as shown below. The pro forma amount of goodwill is equal to the excess of the cost of the acquisition over the net assets acquired, including an estimated amount of intangible assets acquired, as shown below:

     Purchase price                                                                 $12,000
     Estimated severance liability                                                      750
     Estimated transaction expenses                                                     250
                                                                                    --------
       Total cost of acquisition                                                     13,000

     Net assets of HND and HNV as of March 31, 2003                                  10,088
     Less - Payment of excess tangible net equity to seller (see note (a) above)     (7,530)
     Less - Valuation reserve on deferred tax assets (see note (c) above)              (639)
     Add - Deferred tax liabilities that are eliminated (see note (g) below)            642
     Less - Goodwill of HNV                                                            (691)
                                                                                    --------
       Net tangible assets to be acquired                                             1,870
                                                                                    --------
       Goodwill and intangible assets related to acquisition                         11,130
     Portion allocated to intangible assets for purposes of pro forma information    (5,565)
     Pro forma adjustment to eliminate goodwill of HNV                                 (691)
                                                                                    --------
       Adjustment to goodwill                                                       $ 4,874
                                                                                    ========

     The Company agreed to make severance payments to employees of HND and HNV who are not employed by the Company after completion of the acquisitions. The amount of this liability is subject to various uncertainties, and the Company believes the amount used above is a reasonable estimate. The maximum severance liability the Company would incur if it hired none of the related employees, and if all of the employees remained employed by HND or HNV until the completion of the acquisitions, is approximately $3 million.

     The Company has not completed its allocation of the purchase price, including its determination of whether the assets to be acquired include separately identifiable intangible assets apart from goodwill. For purposes of the accompanying pro forma information, the Company allocated 50% of the excess of the cost of the acquisitions over the net tangible assets acquired to intangible assets that will be amortized, and allocated the remaining 50% to goodwill. After the acquisition is completed, the Company will complete its valuation of the assets and liabilities acquired, and will allocate the cost of the acquisitions among the net assets acquired accordingly.

(e) Represents intangible assets related to the acquisition of HND and HNV, as described in note (d) above.

(f) Represents the convertible notes that will be issued by the Company to finance the cost of the acquisitions and increase the net worth of its insurance subsidiary to support the HN Life Contracts, as follows:

     Cost of acquisitions (see note (d) above)                                    $13,000
     Required increase in net worth of insurance subsidiary (see note (b) above)    3,100
                                                                                  -------
       Convertible notes to be issued                                             $16,100
                                                                                  =======


(g) Represents the elimination of the deferred tax liabilities of HND and HNV, which were $642,000 as of March 31, 2003. The Company's net deferred tax assets are fully reserved, as discussed in note (c) above. The Company's net deferred tax assets as of March 31, 2003 exceeds the net deferred tax liabilities of HND and HNV. Therefore, the deferred tax liabilities of HND and HNV would have been offset against the reserve on the Company's deferred tax assets.

(h)  Represents  elimination  of  the  equity  accounts  of  HND  and  HNV.

              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           HISTORICAL
                                 ----------------------------    PRO FORMA      PRO
                                  COMPANY      HND      HNV     ADJUSTMENTS    FORMA
                                 ---------  --------  -------  -------------  --------
Premium revenue, net             $ 21,912   $ 11,969  $ 2,570  $ (1,017) (a)  $35,434

Health care services expense       15,093      8,297    1,354      (695) (a)   24,049
Selling, general and
  administrative expense            6,354      3,625      821       278  (b)   11,078
                                 ---------  --------  -------  ---------      --------

  Operating income                    465         47      395      (600)          307

Investment and other income            79         77      102        --           258
Interest expense                     (100)        --       --      (242) (c)     (342)
                                 ---------  --------  -------  ---------      --------

Income before income taxes            444        124      497      (842)          223
Income tax expense                     --         54      204      (258) (d)       --
                                 ---------  --------  -------  ---------      --------

  Net income                     $    444   $     70  $   293  $    (584)     $   223
                                 =========  ========  =======  ==========     ========

    Basic net income per share   $   0.01                                     $   0.01
Weighted average basic shares
  outstanding                      35,693                             --        35,693

    Diluted net income per share $   0.01                                     $   0.01
Weighted average diluted shares
  outstanding                      35,989                             -- (e)    35,989

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2003
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated statement of operations are as follows:

     (a) Represents premium revenue and health care services expense related to members of HNV who are enrolled in connection with Medicaid or Medi-Cal programs, which will not be transferred to the Company in the acquisition. Pursuant to the binding letter of intent between the Company and the seller, this business will be transferred to a third party prior to the Company's acquisition of HNV.

     (b) Represents amortization of intangible assets acquired in the acquisitions, based on straight-line amortization over five years, as shown below:

        Portion of excess purchase price allocated to intangible assets
          for purposes of pro forma information                                   $5,565
        Amortization period used for purposes of pro forma information, in years       5
                                                                                  ------
          Annual amortization expense                                             $1,113
                                                                                  ======

          Amortization expense for three-month period                             $  278
                                                                                  ======

     The Company has not completed its allocation of the purchase price, including whether the assets to be acquired include separately identifiable intangible assets apart from goodwill. For purposes of the accompanying pro forma information, the Company allocated 50% of the excess of the cost of the acquisitions over the net tangible assets acquired to intangible assets that will be amortized, and allocated the remaining 50% to goodwill. After the acquisition is completed, the Company will complete its valuation of the assets and liabilities acquired, and will allocate the cost of the acquisitions among the net assets acquired accordingly.

     (c) Represents interest expense on the convertible notes to be issued in the acquisition, as follows:

        Convertible notes issued                                 $16,100
        Expected interest rate on convertible notes                  6.0%
                                                                 --------
          Annual interest expense on convertible notes           $   966
                                                                 ========

          Adjustment to interest expense for three-month period  $   242
                                                                 ========

     (d) Represents elimination of the income tax expense recognized by HND and HNV. The Company had no income tax expense during the three months ended March 31, 2003, primarily due to loss carryforwards from prior years. Based on the pro forma combined operations of the Company and HND and HNV for the three months ended March 31, 2003, the Company still would not have recognized any income tax expense due to loss carryforwards. Therefore, there is no income tax expense reflected in the accompanying pro forma condensed consolidated statement of operations.

     (e) Based on the accompanying pro forma results of operations, the convertible notes that will be issued to finance the acquisitions would have an anti-dilutive effect on diluted net income per share for the three months ended March 31, 2003. Accordingly, those convertible notes are excluded from the calculation of pro forma diluted net income per share. The convertible notes that will be issued to finance the acquisitions will be convertible into an aggregate of 10,286,000 shares of the Company's common stock.

              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             HISTORICAL
                                 ----------------------------------    PRO FORMA        PRO
                                  COMPANY      HND         HNV        ADJUSTMENTS      FORMA
                                 ---------  ---------  ------------  --------------  ---------
Premium revenue, net             $ 83,043   $ 45,743   $      9,156  $ (3,700)  (a)  $134,242

Health care services expense       57,937     33,284          5,134    (2,577)  (a)    93,778
Selling, general and
  administrative expense           24,874     13,800          3,957     1,113   (b)    43,744
                                 ---------  ---------  ------------  ---------       ---------

  Operating income                    232    ( 1,341)            65    (2,236)         (3,280)

Investment and other income           607        364            223        --           1,194
Interest expense                    ( 232)        --             --      (966)  (c)    (1,198)
                                 ---------  ---------  ------------  ---------       ---------

Income before income taxes            607      ( 977)           288    (3,202)         (3,284)
Income tax expense                  ( 820)     ( 374)           115       259   (d)      (820)
                                 ---------  ---------  ------------  ---------       ---------

  Net income                     $  1,427   $   (603)  $        173  $ (3,461)       $ (2,464)
                                 =========  =========  ============  =========       =========

    Basic net income per share   $   0.04                                            $  (0.07)
Weighted average basic shares
outstanding                        35,130                                  --          35,130

    Diluted net income per share $   0.04                                            $  (0.07)
Weighted average diluted shares
  outstanding                      35,638                                (508)  (e)    35,130

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated statement of operations are as follows:

(a) Represents premium revenue and health care services expense related to members of HNV who are enrolled in connection with Medicaid or Medi-Cal programs, which will not be transferred to the Company in the acquisition. Pursuant to the binding letter of intent between the Company and the seller, this business will be transferred to a third party prior to the Company's acquisition of HNV.

(b) Represents amortization of intangible assets acquired in the acquisitions, based on straight-line amortization over five years, as shown below:

      Portion of excess purchase price allocated to intangible assets
        for purposes of pro forma information                                   $5,565
      Amortization period used for purposes of pro forma information, in years       5
                                                                                ------
        Pro forma amortization expense                                          $1,113
                                                                                ======

     The Company has not completed a determination of whether the assets to be acquired include separately identifiable intangible assets apart from goodwill. For purposes of the accompanying pro forma information, the Company allocated 50% of the excess of the cost of the acquisitions over the net tangible assets acquired to intangible assets, and allocated the remaining 50% to goodwill. After the acquisition is completed, the Company will complete this determination and allocate the cost of the acquisitions among the net assets acquired accordingly.

(c) Represents interest expense on the convertible notes to be issued in the acquisition, as follows:

      Convertible notes issued                           $16,100
      Expected interest rate on convertible notes            6.0%
                                                         --------
        Pro forma interest expense on convertible notes  $   966
                                                         ========

(d) Represents elimination of the income tax expense (benefit) recognized by HND and HNV. The Company had no income tax expense during the year ended December 31, 2002, primarily due to loss carryforwards from prior years. Based on the pro forma combined operations of the Company and HND and HNV for the year ended December 31, 2002, the Company still would not have recognized any income tax expense due to loss carryforwards. Therefore, there is no income tax expense reflected in the accompanying pro forma condensed consolidated statement of operations.

Represents the reversal of the effect of dilutive stock options on the weighted average diluted shares outstanding in the Company's historical consolidated statement of operations. The accompanying unaudited pro forma condensed consolidated statement of operations reflects a net loss on a pro forma basis. Therefore, the convertible notes that will be issued to finance the acquisitions, and all of the stock options currently outstanding, would have an anti-dilutive effect on the pro forma diluted net loss per share. Accordingly, those convertible notes and stock options are excluded from the calculation of pro forma diluted net loss per share.

                                    EXHIBIT 2

                         HEALTH NET DENTAL, INC.

                         (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

                         Financial Statements and
                         Independent Auditors' Report

INDEPENDENT  AUDITORS'  REPORT


Board  of  Directors  and  Shareholder
Health  Net  Dental,  Inc.
Irvine,  California

We have audited the accompanying balance sheets of Health Net Dental, Inc. (formerly known as DentiCare of California, Inc.), (the "Company") as of December 31, 2002 and 2001 and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Health Net Dental, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, Health Net, Inc., the Company's Parent, has agreed to sell the Company to an unrelated party. DELOITTE & TOUCHE LLP

Costa  Mesa,  California

February 17, 2003
 (April 7, 2003 as to Note 9)

                                HEALTH NET DENTAL, INC.
                   (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

BALANCE  SHEETS  (IN  THOUSANDS,  EXCEPT  SHARE  DATA)
----------------------------------------------------------------------------------------------


                                                                   MARCH 31,    DECEMBER 31,
                                                                  ----------  ----------------
ASSETS                                                               2003      2002     2001
                                                                 (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                       $   5,358   $ 3,873  $ 4,118
  Investments available for sale                                      2,660     3,146    1,529
  Premiums receivable-net of allowance of $53 (2002) and
   $69 (2001)                                                         1,297     1,494    1,871
  Receivables from affiliates                                           486       235      341
  Deferred income taxes                                                 595       295      591
  Other assets                                                           64       189      149
                                                                  ----------  -------  -------
           Total current assets                                      10,460     9,232    8,599
RESTRICTED CASH AND INVESTMENTS                                         408       407      401
PROPERTY AND EQUIPMENT-Net                                            1,234     1,444    2,209
OTHER NONCURRENT ASSETS                                                  26        26       53
                                                                  ----------  -------  -------
TOTAL                                                             $  12,128   $11,109  $11,262
                                                                  ==========  =======  =======

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Reserves for claims                                             $   2,526   $ 1,929  $ 1,308
  Accounts payable and other liabilities                              1,547     1,791    2,541
  Unearned premiums                                                   1,415     1,206      868
  Payables to affiliates                                              1,735     1,567    1,101
                                                                  ----------  -------  -------
           Total current liabilities                                  7,223     6,493    5,818
                                                                  ----------  -------  -------
LONG-TERM LIABILITIES-Deferred tax liability                            618       410      683
                                                                  ----------  -------  -------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock and additional paid-in capital, $0.10 par value-
    1,000 shares authorized; 475 shares issued and outstanding        1,174     1,174    1,174
  Retained earnings                                                   3,047     2,977    3,580
  Accumulated other comprehensive income                                 66        55        7
                                                                  ----------  -------  -------
           Total shareholder's equity                                 4,287     4,206    4,761
                                                                  ----------  -------  -------
TOTAL                                                             $  12,128   $11,109  $11,262
                                                                  ==========  =======  =======

See notes to financial statements.

                                HEALTH NET DENTAL, INC.
                   (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

STATEMENTS  OF  OPERATIONS  (IN  THOUSANDS)
--------------------------------------------------------------------------------------

                                       THREE MONTHS ENDED
                                            MARCH 31,        YEARS ENDED DECEMBER 31,
                                        -----------------  ---------------------------
                                         2003      2002      2002     2001      2000
                                        -------  --------  --------  -------  --------
                                           (UNAUDITED)

REVENUES:
  Dental plan premiums                  $11,969  $11,460   $45,743   $48,923  $45,918
  Investment and other income                77       82       364       350      460
                                        -------  --------  --------  -------  --------

           Total revenues                12,046   11,542    46,107    49,273   46,378
                                        -------  --------  --------  -------  --------

EXPENSES:
  Dental care services                    8,297    8,170    33,284    34,899   32,070
  Selling, general and administrative     3,415    3,198    12,808    13,167   13,754
  Amortization and depreciation             210      259       992     1,052    1,078
                                        -------  --------  --------  -------  --------

           Total expenses                11,922   11,627    47,084    49,118   46,902
                                        -------  --------  --------  -------  --------

(LOSS) INCOME BEFORE INCOME
  TAX (BENEFIT) PROVISION                   124      (85)     (977)      155     (524)

INCOME TAX (BENEFIT)
  PROVISION                                  54      (32)     (374)       73     (214)
                                        -------  --------  --------  -------  --------

NET (LOSS) INCOME                       $    70  $   (53)  $  (603)  $    82  $  (310)
                                        =======  ========  ========  =======  ========

See notes to financial statements.



                                         HEALTH NET DENTAL, INC.
                            (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

STATEMENTS  OF  SHAREHOLDER'S  EQUITY  (IN  THOUSANDS,  EXCEPT  SHARE  DATA)
----------------------------------------------------------------------------------------------------------

                                                                                     ACCUMULATED
                                             COMMON STOCK     ADDITIONAL                OTHER
                                           -----------------   PAID-IN    RETAINED  COMPREHENSIVE
                                           SHARES    AMOUNT    CAPITAL    EARNINGS  INCOME (LOSS)   TOTAL
Balance at January 1, 2000                    475   $     -   $    1,174  $ 3,808   $         (2)  $4,980

  Comprehensive loss:
    Net loss                                                                 (310)                   (310)
    Change in unrealized appreciation on
      investments-net of tax of $2                                                             4        4
                                                                                                    ------

  Total comprehensive loss                                                                           (306)
                                                                                                    ------

Balance at December 31, 2000                  475                  1,174    3,498              2    4,674

  Comprehensive income:
    Net income                                                                 82                      82
    Change in unrealized appreciation on
      investments-net of tax of $4                                                             5        5
                                                                                                    ------

  Total comprehensive income                                                                           87
                                                                                                    ------

Balance at December 31, 2001                  475                  1,174    3,580              7    4,761

  Comprehensive loss:
    Net loss                                                                 (603)                   (603)
    Change in unrealized appreciation on
      investments-net of tax of $33                                                           48       48
                                                                                                    ------

  Total comprehensive loss                                                                           (555)
                                                                                                    ------

Balance at December 31, 2002                  475                  1,174    2,977             55    4,206

  Comprehensive income:
    Net income                                                                 70                      70
    Change in unrealized appreciation on
      investments-net of tax of $8                                                            11       11
                                                                                                    ------

  Total comprehensive income                                                                           81
                                                                                                    ------

Balance at March 31, 2003 (Unaudited)         475   $     -   $    1,174  $ 3,047   $         66   $4,287
                                           =======  ========  ==========  ========  =============  =======

See  notes  to  financial  statements.

                                             HEALTH NET DENTAL, INC.
                                (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

STATEMENTS  OF  CASH  FLOWS  (IN  THOUSANDS)
----------------------------------------------------------------------------------------------------------------

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,        YEARS ENDED DECEMBER 31,
                                                                 -----------------  ----------------------------
                                                                  2003      2002      2002      2001      2000
                                                                    (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                              $   70   $   (53)  $  (603)  $    82   $  (310)
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
    Amortization and depreciation                                   210       259       992     1,052     1,078
    Loss on disposal of property and equipment                                           20                  75
    Changes in operating assets and liabilities:
      Premiums receivable                                           197       201       377       459      (273)
      Receivables from and payables to affiliates-net               (83)       54       572      (741)   (1,301)
      Other assets                                                  125        64       (13)       13        83
      Deferred income taxes                                        (100)      131        23       106       105
      Reserves for claims                                           597      (169)      621        31      (262)
      Unearned premiums                                             209      (296)      338       109      (585)
      Accounts payable and other liabilities                       (244)     (353)     (750)      448        58
                                                                 -------  --------  --------  --------  --------

           Net cash provided by (used in) operating activities      981      (162)    1,577     1,559    (1,332)
                                                                 -------  --------  --------  --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                  (247)     (275)      (49)
  Sales or maturities of investments available for sale           1,150               1,848       657       375
  Purchases of investments available for sale                      (645)   (1,632)   (3,417)   (1,780)
  Repayment of notes receivable                                                                 1,500
  Purchases of restricted cash and investments                       (1)                 (6)
                                                                 -------            --------

           Net cash (used in) provided by investing activities      504    (1,632)   (1,822)      102       326
                                                                 -------  --------  --------  --------  --------

NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                                1,485    (1,794)     (245)    1,661    (1,006)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      3,873     4,118     4,118     2,457     3,463
                                                                 -------  --------  --------  --------  --------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $5,358   $ 2,324   $ 3,873   $ 4,118   $ 2,457
                                                                 =======  ========  ========  ========  ========

See  notes  to  financial  statements.

                                             HEALTH NET DENTAL, INC.
                                (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

STATEMENTS  OF  CASH  FLOWS  (IN  THOUSANDS)
----------------------------------------------------------------------------------------------------------------

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,        YEARS ENDED DECEMBER 31,
                                                                 -----------------  ----------------------------
                                                                  2003      2002      2002      2001      2000
                                                                    (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                              $   70   $   (53)  $  (603)  $    82   $  (310)
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
    Amortization and depreciation                                   210       259       992     1,052     1,078
    Loss on disposal of property and equipment                                           20                  75
    Changes in operating assets and liabilities:
      Premiums receivable                                           197       201       377       459      (273)
      Receivables from and payables to affiliates-net               (83)       54       572      (741)   (1,301)
      Other assets                                                  125        64       (13)       13        83
      Deferred income taxes                                        (100)      131        23       106       105
      Reserves for claims                                           597      (169)      621        31      (262)
      Unearned premiums                                             209      (296)      338       109      (585)
      Accounts payable and other liabilities                       (244)     (353)     (750)      448        58
                                                                 -------  --------  --------  --------  --------

           Net cash provided by (used in) operating activities      981      (162)    1,577     1,559    (1,332)
                                                                 -------  --------  --------  --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                  (247)     (275)      (49)
  Sales or maturities of investments available for sale           1,150               1,848       657       375
  Purchases of investments available for sale                      (645)   (1,632)   (3,417)   (1,780)
  Repayment of notes receivable                                                                 1,500
  Purchases of restricted cash and investments                       (1)                 (6)
                                                                 -------            --------

           Net cash (used in) provided by investing activities      504    (1,632)   (1,822)      102       326
                                                                 -------  --------  --------  --------  --------

NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                                1,485    (1,794)     (245)    1,661    (1,006)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      3,873     4,118     4,118     2,457     3,463
                                                                 -------  --------  --------  --------  --------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $5,358   $ 2,324   $ 3,873   $ 4,118   $ 2,457
                                                                 =======  ========  ========  ========  ========


See  notes  to  financial  statements.

                             HEALTH NET DENTAL, INC.
                (FORMERLY KNOWN AS DENTICARE OF CALIFORNIA, INC.)

NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION  OF  BUSINESS

     ORGANIZATION AND BASIS OF PRESENTATION-Health Net Dental, Inc. (the "Company"), formerly known as DentiCare of California, Inc., is a wholly owned subsidiary of Health Net, Inc. ("HNI"). The Company is a California-licensed specialized health care service plan located in Irvine, California. The Company was incorporated in 1972 and has been operating since 1973. The Company contracts to provide dental care services throughout California to a defined, enrolled population through a network of panel providers. The Company is regulated by the California Department of Managed Health Care ("DMHC") under the Knox-Keene Health Care Services Plan Act of 1975, as amended (the "Knox-Keene Act"). The Company offers group, individual, Medicare and Medicaid HMO plans.

     The Company has contracts to provide dental care services to Medicaid recipients in California. Regulatory oversight for these contracts is the responsibility of the California Department of Health Services. During the years ended December 31, 2002, 2001 and 2000, the Company recognized revenues of $21,170,000, $9,559,000 and $9,401,000, respectively, from these contracts, representing approximately 46%, 20% and 20%, respectively, of total dental plan premiums for those periods.

     In addition, the Company provided dental services to members enrolled in the "Hawaii Health QUEST" program. The contract was terminated September
     30, 2001. Revenues generated under this program in 2001 and 2000 were $2,460,000 and $2,657,000, respectively, representing 5% and 6%, respectively, of total dental plan premiums.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     RECLASSIFICATIONS-Certain amounts in the 2001 and 2000 financial statements and notes to financial statements have been reclassified to conform to the 2002 presentation.

     STATUTORY ACCOUNTING PRACTICES-The Company is required to periodically file financial statements with regulatory agencies in accordance with statutory accounting and reporting practices. Those accounting and reporting practices prescribe the criteria for administrative costs that should be included in selling, general and administrative costs. Administrative costs include only those costs which arise out of the operation of the plan, excluding direct and overhead costs incurred in the furnishing of health care services. The Company has included all direct health services costs, including the cost of quality and utilization reviews of such services, in health care expenses. Included in dental care services expenses for the years ended December 31, 2002, 2001 and 2000 are costs of $446,000, $1,250,000 and $1,285,000, respectively, for medical management quality and utilization review.

     REGULATORY REQUIREMENTS-Under the Knox-Keene Act, the Company must comply with certain minimum capital or tangible net equity ("TNE") requirements. The Company has undertakings with the DMHC which require the Company to maintain TNE equal to at least 130% of the minimum TNE required under Rule 1300.76. Dividends and loans to affiliates by the Company are restricted to the extent that the payment of such would reduce its TNE below the minimum requirement. The Company has a required net tangible equity of $980,000 as of December 31, 2002. The Company is in compliance with the minimum TNE requirements as of December 31, 2002.

     REVENUE RECOGNITION-Dental plan premium revenues include HMO premiums from employer groups, individuals, Medicare and Medicaid recipients who have purchased dental supplemental benefit coverage. Dental plan premium revenue is recognized in the month in which the related enrollees are entitled to dental care services. Premiums collected in advance are recorded as unearned premiums.

     RESERVES FOR CLAIMS AND DENTAL CARE SERVICES EXPENSES-Reserves for claims payable and dental care services expenses are based upon the accumulation of cost estimates for unpaid claims and expenses reported prior to the balance sheet date, together with a provision for the current estimate of the probable cost of claims and dental care services expenses that have occurred during the financial reporting period but have not yet been reported. Such estimates are based on many variables, including historical and statistical information and other factors.

     The methods for making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current operations. Such estimates are subject to the impact of changes in the regulatory environment and economic conditions. Given the inherent variability of such estimates, the actual liability could differ significantly from the amounts provided. While the ultimate amount of claims and the related expenses paid are dependent on future developments, management is of the opinion that the reserves for claims are adequate to cover such claims and expenses.

     The Company has capitation contracts with individual dental practices (the "Capitated Providers") to provide dental care services to enrollees. The Capitated Providers are at risk for the cost of dental care services provided to the Company's enrollees in the relevant geographic areas; however, the Company is ultimately responsible for the provision of services to its enrollees should the Capitated Providers be unable to provide the contracted services. The Capitated Providers are paid a fixed amount per enrollee for enrollees in their respective service areas. Dental care expenses relating to the Capitated Providers are included in dental care services and amounted to $21,945,000, $23,911,000 and $22,633,000 for the  years  ended  December  31,  2002,  2001  and  2000,  respectively.

     CASH AND CASH EQUIVALENTS-The Company considers all money market deposits and instruments, certificates of deposit and investments with maturities of three months or less when purchased to be cash equivalents.

     STATUTORY RESTRICTED DEPOSITS-Pursuant to a requirement under the Knox-Keene Act applicable to all plans, the Company had $50,000 plus accrued interest on deposit with Bank of America as of December 31, 2002 and 2001, which is assigned to the DMHC for the protection of the interests of its enrollees and is recorded as restricted cash. The Company also had $350,000 plus accrued interest on deposit with Bank of America as of December 31, 2002 and 2001, which is assigned to the State of Hawaii, Department of Human Services as a performance guarantee and is recorded as restricted cash.

     INVESTMENTS-The Company classifies all investments as available for sale and reports all investments at fair value based on quoted market prices, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholder's equity, net of income tax effects. For purposes of calculating realized gains and losses on the sale of investments available for sale, the amortized cost of each investment sold is used. The Company has no trading or held to maturity securities.

     PROPERTY AND EQUIPMENT-Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets or the lease term, whichever is less. The useful lives for furniture, equipment and computer equipment/software range from three to seven years.

     Expenditures for maintenance and repairs are expensed as incurred. Major improvements which increase the useful life of an asset are capitalized. Upon the sale or retirement of assets, recorded cost and related accumulated depreciation are removed from the accounts, and any gain or loss on disposal is reflected in operations.

     RISKS AND UNCERTAINTIES-The Company's business could be impacted by the continuing price pressure on new and renewal business, the Company's ability to effectively control dental care costs, additional competitors entering the Company's markets, federal and state legislation in the area of health care reform, and governmental licensing regulations of HMOs and insurance companies. Changes in these areas could adversely impact the Company's operations in the future. As of December 31, 2002, management believes that the Company had no significant risk of a near-term severe impact resulting from such changes.

     CONCENTRATION OF CREDIT RISK-Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of investments in marketable securities and premiums receivable. The Company's investments in marketable securities are collectively managed with those of affiliated companies by HNI within the guidelines established by HNI's board of directors, which, as a matter of policy, limit the amounts that may be invested in any one issuer. Other than governmental payors, concentrations of credit risk with respect to premiums receivable are limited due to the large number of payers composing the Company's customer base.

     INCOME TAXES-The Company accounts for income taxes using the liability method. The results of the Company's operations are included with HNI's consolidated federal and state franchise/income tax returns. Pursuant to a tax allocation agreement with HNI, the Company reflects a provision for income taxes under the liability method as if it were to file separate federal and state tax returns. In fiscal years in which the Company incurs net losses, HNI allocates a tax benefit to the Company based on an applicable tax rate. Deferred tax assets and liabilities resulting from the tax allocations with HNI are reflected in the accompanying balance sheets.

     USE OF ESTIMATES-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principal areas requiring the use of estimates include the determination of allowances for doubtful accounts, reserves for claims and other settlements, reserves for professional and general liabilities and assumptions when determining net realizable values on long-lived assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS-The estimated fair value amounts of cash equivalents, restricted cash and investments available for sale approximate their carrying amounts in the financial statements and have been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash equivalents approximate fair value due to the short maturity of those instruments. The fair value amounts of investments are estimated based on quoted market prices and dealer quotes for similar investments.

     The fair value estimates are based on pertinent information available to management as of December 31, 2002. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly.

     COMPREHENSIVE INCOME-Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, establishes standards for reporting and presenting comprehensive income and its components. Comprehensive income includes all changes in shareholder's equity (except those arising from transactions with the shareholder) and includes net income (loss) and net unrealized appreciation (depreciation), after tax, on investments available for sale.

     UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS-The unaudited condensed financial statements as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 have been prepared in accordance with generally accepted accounting principles and rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

3.   INVESTMENTS

     As of December 31, the fair value of the Company's investments available for sale was as follows (amounts in thousands):


                                                            GROSS
                                                          UNREALIZED
                                                AMORTIZED   HOLDING           FAIR
                                                   COST      GAINS   LOSSES   VALUE
       2002:
         U.S. government and agency securities  $  1,654  $       3  $     -  $1,657
         Corporate debt securities                 1,209         90        -   1,299
                                                                                   -
                                                                                   -
         Certificates of deposit                     190          -        -     190
                                                --------  ---------  -------  ------
                                                $  3,053  $      93  $     -  $3,146
                                                ========  =========  =======  ======

       2001:
         U.S. government and agency securities  $  1,266  $      13  $     1  $1,278
         Certificates of deposit                     251          -        -     251
                                                --------  ---------  -------  ------
                                                $  1,517  $      13  $     1  $1,529
                                                ========  =========  =======  ======


As of December 31, 2002, the contractual maturities of the Company's available-for-sale investments were as follows:


                                                                         ESTIMATED
                                                                 COST   FAIR VALUE
       Due in one year or less                                  $   95  $        95
       Due in one year through five years                        2,457        2,549
       Due after five years through ten years                      501          502
                                                                ------  -----------

       Total available-for-sale                                 $3,053  $     3,146
                                                                ======  ===========


     Realized gains and losses from sales of investments for the year ended December 31, 2002 were $20,000 and $1,000, respectively. Realized gains from sales of investments for the years ended December 31, 2001 and 2000 were $14,000 and $0, respectively.

4.   PROPERTY  AND  EQUIPMENT

     Property and equipment comprised the following as of December 31 (amounts in thousands):

                                                    2002      2001
       Computer equipment/software                $ 5,185   $ 5,101
       Furniture and equipment                      1,568     1,471
       Leasehold improvements                          76        76
                                                  --------  --------

                                                    6,829     6,648
       Accumulated amortization and depreciation   (5,385)   (4,439)
                                                  --------  --------

                                                  $ 1,444   $ 2,209
                                                  ========  ========

     Depreciation expense on property and equipment was $992,000, $1,052,000 and $1,078,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

5.   INCOME  TAXES

     The Company's income tax (benefit) provision comprised the following federal and state components for the years ended December 31 (amounts in thousands):

                                              2002    2001    2000

       Current:
         Federal                             $(289)  $ (24)  $ (10)
         State                                 (76)     (5)     (9)
                                             ------  ------  ------

       Total current                          (365)    (29)    (19)
                                             ------  ------  ------

       Deferred:
         Federal                                (6)     82    (159)
         State                                  (3)     20     (36)
                                             ------  ------  ------

       Total deferred                           (9)    102    (195)
                                             ------  ------  ------

       Total income tax (benefit) provision  $(374)  $  73   $(214)
                                             ======  ======  ======

     A reconciliation of the statutory federal income tax and the effective income tax (benefit) provision on income from operations is as follows for the years ended December 31 (amounts in thousands):

                                                       2002   2001    2000
       Income taxes at federal statutory rate         $(342)  $  54  $(183)
       State income taxes-net of federal tax benefit    (52)     10    (29)
       Other-net                                         20       9     (2)
                                                      ------  -----  ------

                                                      $(374)  $  73  $(214)
                                                      ======  =====  ======


     Significant components of the Company's deferred tax assets as of December 31, 2002 and 2001 include accrued liabilities, accrued compensation, allowance for doubtful accounts and state franchise taxes not currently deductible.

     Significant components of the Company's deferred tax liabilities as of December 31, 2002 and 2001 include excess tax amortization and depreciation over book, and certain assets expensed for tax purposes.

6.   EMPLOYEE  BENEFIT  PLANS

     DEFINED CONTRIBUTION RETIREMENT PLAN-The Company's employees participate in the Health Net, Inc. 401(k) Associate Savings Plan ("HNI Plan"), a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Substantially all of the Company's employees are eligible to participate in the HNI Plan. Generally, employees may contribute up to 17% of their annual compensation to the HNI Plan on a pre-tax basis, subject to Internal Revenue Code limitations. Under the HNI Plan, the Company makes matching contributions up to a maximum of 50% of the first 6% of each participating employee's eligible compensation. The Company's contribution to the HNI Plan totaled $94,000, $117,000 and $100,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

     DEFERRED COMPENSATION PLAN-The Company participates in the Health Net, Inc. Deferred Compensation Plan in which certain members of management and highly compensated employees may defer payment of 5% to 50% of their base salary and from 5% to 100% of their bonus. The Company did not incur any expense under this plan for the years ended December 31, 2002, 2001 and 2000.

7.   RELATED  PARTY  TRANSACTIONS

     The  Company  engages  in  the  following transactions with its affiliates:

     REVOLVING CREDIT AGREEMENT-The Company has a revolving credit agreement with HNI to make loans in an aggregate principal amount not exceeding $5,000,000 at any one time. On August 12, 1998, the Company issued a note receivable to HNI for $1,500,000 with an extended maturity date of August 12, 2001. The note earned interest at a rate of 6% payable quarterly. The note and related interest were paid in full as of September 30, 2001. Total interest income earned under this note arrangement was $68,000 and $90,000 for the years ended December 31, 2001 and 2000, respectively. No amounts were outstanding on this note as of December 31, 2002 and 2001.

     ADMINISTRATIVE  SERVICES  AGREEMENTS-The  Company  is  a  party  to several
     Administrative Services Agreements with HNI and with affiliates that are also wholly owned subsidiaries of HNI. These agreements authorize certain administrative services to be performed by HNI or one of its wholly owned subsidiaries on behalf of the Company and vice versa. The entities performing the services are compensated according to the terms set forth in the agreements. Net payables under these agreements totaled $1,302,000 and $827,000 as of December 31, 2002 and 2001, respectively. Pursuant to these arrangements, the Company recorded the following transactions with HNI or its affiliates:

     - Oversight and administrative services expenses allocated by HNI of $3,757,000, $1,901,000 and $2,056,000 are included in selling, general and administrative expenses for the years ended December 31, 2002, 2001 and 2000, respectively.-

     - Employee health insurance and other benefits services provided by affiliates of the Company of $583,000, $543,000 and $417,000 are included in selling, general and administrative expenses for the years ended December 31, 2002, 2001 and 2000, respectively.-

     - Dental care services provided to enrolled employees of affiliates of the Company of $701,000, $765,000 and $692,000 are included in dental plan premiums revenues for the years ended December 31, 2002, 2001 and 2000, respectively.-

     - Dental care services provided to enrolled members of an affiliate of the Company of $916,000, $1,639,000 and $1,679,000 are included in dental plan premiums revenues for the years ended December 31, 2002, 2001 and 2000, respectively.-

     - The Company bills and receives premium payments on behalf of affiliates. The Company and affiliates settle these premium payments on a monthly basis.

     INTERDIVISIONAL  ACTIVITY  AGREEMENTS-The  Company  is  a  party to several
     Interdivisional Activity Agreements with HNI and with affiliates that are also wholly owned subsidiaries of HNI. Certain business functions and administrative services of the Company are performed by HNI or one of its wholly owned subsidiaries on behalf of the Company and vice versa. Net receivables under these agreements totaled $41,000 and $67,000 as of December 31, 2002 and 2001, respectively.

     Pursuant to these arrangements, the Company recorded the following transactions with HNI or its affiliates:

     - Oversight and administrative services expenses allocated by the Company to a co-located affiliate and another affiliate of $4,567,000, $4,070,000 and $2,524,000 are netted against selling, general and administrative expenses for the years ended December 31, 2002, 2001 and 2000, respectively.

     As of December 31, 2002 and 2001, the Company had a federal income tax payable to HNI of $71,000 and $0, respectively.

     The  Company  has  a  tax  allocation  agreement  with  HNI  (see  Note 2).

8.   COMMITMENTS  AND  CONTINGENCIES

     The future minimum rental payments required under operating leases for all of the Company's office space and certain equipment that have initial or remaining lease terms in excess of one year as of December 31, 2002 are as follows (amounts in thousands):

       2003                                                                 $231
       2004                                                                   18
       2005                                                                   18
       2006                                                                   18
       2007                                                                   19
       Thereafter                                                             98
                                                                       ---------

                                                                            $402
                                                                       =========


     Lease expenses for office space and equipment were $471,000, $573,000 and $560,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

     The Company maintains general liability, managed care professional liability, directors' and officers' insurance, and other insurance coverage in amounts the Company believes to be adequate. The Company requires contracting providers to maintain malpractice insurance coverage in amounts customary in the industry.

     In the ordinary course of its business, the Company is a party to claims and legal actions by enrollees, providers and others. The Company also undergoes governmental audits from time to time with respect to its operations. After consulting with legal counsel, the Company is of the opinion that the currently known legal claims, actions and audits will not have a material adverse effect on the financial position or the results of operations of the Company.

9.   SUBSEQUENT  EVENT

     On April 7, 2003, HNI entered into a letter of intent to sell the Company to Safeguard Health Enterprises, Inc. The transaction is expected to close in the fourth quarter of 2003 and is subject to regulatory approval and customary closing conditions.

                                     ******

                                    EXHIBIT 3



                        HEALTH  NET  VISION,  INC.
                        (FORMERLY KNOWN AS FOUNDATION HEALTH VISION SERVICES DBA AVP VISION PLANS)

                        Financial  Statements  and
                        Independent  Auditors'  Report

INDEPENDENT  AUDITORS'  REPORT

Board  of  Directors  and  Shareholder
Health  Net  Vision,  Inc.
Irvine,  California

We have audited the accompanying balance sheets of Health Net Vision, Inc. (formerly known as Foundation Health Vision Services dba AVP Vision Plans), (the "Company") as of December 31, 2002 and 2001 and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Health Net Vision, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for goodwill upon adoption of the provisions of Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 9 to the financial statements, Health Net, Inc., the Company's Parent, entered into a letter of intent to sell the Company to an unrelated party.

DELOITTE  &  TOUCHE  LLP

Costa  Mesa,  California


February  17,  2003
 (April  7,  2003  as  to  Note  9)



                                   HEALTH NET VISION, INC.
                    (FORMERLY KNOWN AS FOUNDATION HEALTH VISION SERVICES
                                    DBA AVP VISION PLANS)

BALANCE  SHEETS  (IN  THOUSANDS,  EXCEPT  SHARE  DATA)
---------------------------------------------------------------------------------------

                                                              MARCH 31,   DECEMBER 31,
                                                            -----------  --------------
                                                                2003      2002    2001
ASSETS
                                                            (UNAUDITED)

CURRENT ASSETS:
  Cash and cash equivalents                                  $   4,859   $3,997  $3,741
  Investments available for sale                                 1,126    1,376   1,006
  Premiums receivable-net of allowance of $28 (2002) and
    $20 (2001)                                                     240      184     156
  Receivables from affiliates                                      681      459     486
  Deferred income taxes                                             43       28     177
  Other assets                                                      83      114      67
                                                             ----------  ------  ------

           Total current assets                                  7,032    6,158   5,633

PROPERTY AND EQUIPMENT-Net                                           2        3       6

RESTRICTED CASH                                                     67       67      66

GOODWILL                                                           691      691     691
                                                             ----------  ------  ------

TOTAL                                                        $   7,792   $6,919  $6,396
                                                             ==========  ======  ======

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Reserves for claims                                        $   1,286   $  929  $  777
  Unearned premiums                                                133       89      39
  Accounts payable and other liabilities                           326      348     261
  Payables to affiliates                                           222       26
                                                             ----------  ------

           Total current liabilities                             1,967    1,392   1,077
                                                             ----------  ------  ------

LONG-TERM LIABILITIES-Deferred income taxes                         24       21       7
                                                             ----------  ------  ------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
  Common stock, $1.00 par value-500,000 shares authorized;
    486,380 shares issued and outstanding                          486      486     486
  Additional paid-in capital                                     1,092    1,092   1,092
  Retained earnings                                              4,190    3,897   3,724
  Accumulated other comprehensive income                            33       31      10
                                                             ----------  ------  ------

           Total shareholder's equity                            5,801    5,506   5,312
                                                             ----------  ------  ------

TOTAL                                                        $   7,792   $6,919  $6,396
                                                             ==========  ======  ======

See  notes  to  financial  statements.

                             HEALTH NET VISION, INC.
              (FORMERLY KNOWN AS FOUNDATION HEALTH VISION SERVICES
                              DBA AVP VISION PLANS)

STATEMENTS  OF  OPERATIONS  (IN  THOUSANDS)
------------------------------------------------------------------------------

                                        THREE MONTHS         YEARS ENDED
                                        ENDED MARCH 31,      DECEMBER 31,
                                        --------------  ----------------------

                                         2003    2002    2002    2001    2000
                                          (UNAUDITED)

REVENUES:
  Vision plan premiums                  $2,570  $2,277  $9,156  $8,715  $7,559
  Investment and other income              102      53     223     292     346
                                        ------  ------  ------  ------  ------

           Total revenues                2,672   2,330   9,379   9,007   7,905
                                        ------  ------  ------  ------  ------

EXPENSES:
  Vision care services                   1,354   1,428   5,134   4,929   4,016
  Selling, general and administrative      820     891   3,954   3,213   2,449
  Amortization and depreciation              1       2       3      35      39
                                        ------  ------  ------  ------  ------

           Total expenses                2,175   2,321   9,091   8,177   6,504
                                        ------  ------  ------  ------  ------

INCOME BEFORE INCOME
  TAX PROVISION                            497       9     288     830   1,401

INCOME TAX PROVISION                       204       3     115     345     576
                                        ------  ------  ------  ------  ------

NET INCOME                              $  293  $    6  $  173  $  485  $  825
                                        ======  ======  ======  ======  ======

See  notes  to  financial  statements.

                                          HEALTH NET VISION, INC.
                            (FORMERLY KNOWN AS FOUNDATION HEALTH VISION SERVICES
                                           DBA AVP VISION PLANS)
STATEMENTS  OF  SHAREHOLDER'S  EQUITY  (IN  THOUSANDS,  EXCEPT  SHARE  DATA)
-----------------------------------------------------------------------------------------------------------

                                                                                    ACCUMULATED
                                            COMMON STOCK    ADDITIONAL                 OTHER
                                           --------------    PAID-IN    RETAINED   COMPREHENSIVE
                                           SHARES   AMOUNT   CAPITAL    EARNINGS   INCOME (LOSS)    TOTAL

Balance at January 1, 2000                 486,380  $   486  $  1,092  $   3,914   $            -  $ 5,492

  Comprehensive income:
    Net income                                                               825                       825
    Change in unrealized appreciation on
      investments-net of tax of $1                                                              3        3
                                                                                                   --------

  Total comprehensive income                                                                           828
                                                                                                   --------

Balance at December 31, 2000               486,380      486     1,092      4,739                3    6,320

  Comprehensive income:
    Net income                                                               485                       485
    Change in unrealized appreciation on
      investments-net of tax of $4                                                              7        7
                                                                                                   --------

  Total comprehensive income                                                                           492
                                                                                                   --------

  Dividend paid to Parent                                                 (1,500)                   (1,500)
                                                                       ----------                  --------

Balance at December 31, 2001               486,380      486     1,092      3,724               10    5,312

  Comprehensive income:
    Net income                                                               173                       173
    Change in unrealized appreciation on
      investments-net of tax of $15                                                            21       21
                                                                                                   --------

  Total comprehensive income                                                                           194
                                                                                                   --------

Balance at December 31, 2002               486,380      486     1,092      3,897               31    5,506

  Comprehensive income:
    Net income                                                               293                       293
    Change in unrealized appreciation on
      investments-net of tax of $1                                                              2        2
                                                                                                   --------

  Total comprehensive income                                                                           295
                                                                                                   --------

Balance at March 31, 2003 (Unaudited)      486,380  $   486  $  1,092  $   4,190   $           33  $ 5,801
                                           =======  =======  ========  ==========  ==============  ========

See  notes  to  financial  statements.

                                            HEALTH NET VISION, INC.
                             (FORMERLY KNOWN AS FOUNDATION HEALTH VISION SERVICES
                                             DBA AVP VISION PLANS)

STATEMENTS  OF  CASH  FLOWS  (IN  THOUSANDS)
--------------------------------------------------------------------------------------------------------------

                                                                   THREE MONTHS
                                                                  ENDED MARCH 31,    YEARS ENDED DECEMBER 31,
                                                                 -----------------  --------------------------
                                                                  2003      2002      2002     2001     2000
                                                                    (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $  293   $     6   $   173   $  485   $  825
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization and depreciation                                     1         2         3       35       39
    Loss on disposal of equipment                                                                           2
    Changes in operating assets and liabilities:
      Premiums receivable                                           (56)      (42)      (28)     (37)     445
      Receivables from and payables to affiliates                   (26)      (39)       53     (159)    (470)
      Deferred income taxes                                         (10)      121       163      176        1
      Other assets and restricted cash                               31        (4)      (48)     (17)       3
      Reserves for claims                                           357       105       152      112     (339)
      Unearned premiums                                              44        34        50      (26)     (33)
      Accounts payable and other liabilities                        (22)       (8)       87     (170)    (375)
                                                                 -------  --------  --------  -------  -------

           Net cash provided by operating activities                612       175       605      399       98
                                                                 -------  --------  --------  -------  -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments available for sale                      (350)   (1,070)   (1,879)    (991)     (65)
  Sales or maturities of investments available for sale             600               1,530      369       65
  Acquisition of property and equipment                                                                    (1)
                                                                                                       -------

           Net cash provided by (used in) investing activities      250    (1,070)     (349)    (622)      (1)
                                                                 -------  --------  --------  -------  -------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                  862      (895)      256     (223)      97

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      3,997     3,741     3,741    3,964    3,867
                                                                 -------  --------  --------  -------  -------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $4,859   $ 2,846   $ 3,997   $3,741   $3,964
                                                                 =======  ========  ========  =======  =======


SUPPLEMENTAL INFORMATION FOR NONCASH FLOW
  ACTIVITIES-Dividend of notes receivables to Health Net, Inc.   $    -   $     -   $     -   $1,500   $    -
                                                                 =======  ========  ========  =======  =======

See  notes  to  financial  statements.

                             HEALTH NET VISION, INC.
              (FORMERLY KNOWN AS FOUNDATION HEALTH VISION SERVICES
                              DBA AVP VISION PLANS)

NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION  OF  BUSINESS

     Health Net Vision, Inc. (the "Company"), formerly known as Foundation Health Vision Services dba AVP Vision Plans, is a wholly owned subsidiary of Health Net, Inc. ("HNI"). The Company is a California-licensed specialized health care service plan located in Irvine, California. The Company was incorporated in 1983 and has been operating since 1987. The Company contracts to provide vision care services throughout California to a defined, enrolled population through a network of panel providers. The Company is regulated by the California Department of Managed Health Care ("DMHC") under the Knox-Keene Health Care Services Plan Act of 1975, as amended (the "Knox-Keene Act"). The Company offers group, individual and Medicaid health maintenance organization ("HMO") plans.

     The Company has contracts to provide vision care services to Medicaid recipients in California. Regulatory oversight for these contracts is the responsibility of the California Department of Health Services. During the years ended December 31, 2002, 2001 and 2000, the Company recognized revenues of $3,700,000, $2,991,000 and $1,836,000, respectively, from these contracts, representing 40%, 34% and 24%, respectively, of premium revenues.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     RECLASSIFICATIONS-Certain amounts in the 2001 and 2000 financial statements and notes to financial statements have been reclassified to conform to the 2002 presentation.

     STATUTORY ACCOUNTING PRACTICES-The Company is required to periodically file financial statements with regulatory agencies in accordance with statutory accounting and reporting practices. Those accounting and reporting practices prescribe the criteria for administrative costs that should be included in selling, general and administrative costs. Administrative costs include only those costs which arise out of the operation of the plan, excluding direct and overhead costs incurred in the furnishing of health care services. The Company has included all direct health services costs, including the cost of quality and utilization reviews of such services, in health care expenses. Included in vision care services are costs of $129,000, $322,000 and $383,000 for medical management quality and utilization review for the years ended December 31, 2002, 2001 and 2000, respectively.

     REGULATORY REQUIREMENTS-Under the Knox-Keene Act, the Company must comply with certain minimum capital or tangible net equity ("TNE") requirements. The Company has undertakings with the DMHC which require the Company to maintain TNE equal to at least 130% of the minimum TNE required under Rule 1300.76. Dividends and loans to affiliates by the Company are restricted to the extent that the payment of such would reduce its TNE below the minimum requirement. The Company has a required net tangible equity of $534,000 as of December 31, 2002. The Company is in compliance with the minimum TNE requirements as of December 31, 2002.

     REVENUE RECOGNITION-Vision plan premiums include HMO premiums from employer groups, individuals and Medicaid recipients who have purchased vision supplemental benefit coverage. Vision plan premiums are recognized in the month in which the related enrollees are entitled to vision care services. Premiums collected in advance are recorded as unearned premiums.

     RESERVES FOR CLAIMS AND VISION CARE SERVICES EXPENSES-Reserves for claims payable and vision care services expenses are based upon the accumulation of cost estimates for unpaid claims and expenses reported prior to the balance sheet date, together with a provision for the current estimate of the probable cost of claims and vision care services expenses that have occurred during the financial reporting period but have not yet been reported. Such estimates are based on many variables, including historical and statistical information and other factors.

     The methods for making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any adjustments resulting there from are reflected in current operations. Such estimates are subject to the impact of changes in the regulatory environment and economic conditions. Given the inherent variability of such estimates, the actual liability could differ significantly from the amounts provided. While the ultimate amount of claims and the related expenses paid are dependent on future developments, management is of the opinion that the reserves for claims are adequate to cover such claims and expenses.

     CASH AND CASH EQUIVALENTS-The Company considers all money market deposits and instruments, certificates of deposit and investments with maturities of three months or less when purchased to be cash equivalents.

     STATUTORY RESTRICTED DEPOSITS-The Company is required to set aside funds for the protection of its plan members in accordance with the laws of the State of California. Deposits with various banks in California totaled
     $66,000 plus accrued interest as of December 31, 2002 and 2001 and are included in restricted cash on the balance sheets.

     INVESTMENTS-The Company classifies all investments as available for sale and reports all investments at fair value based on quoted market prices, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholder's equity, net of income tax effects. For purposes of calculating realized gains and losses on the sale of investments available for sale, the amortized cost of each investment sold is used. The Company has no trading or held-to-maturity securities.

     PROPERTY AND EQUIPMENT-Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets or the lease term, whichever is less. The useful lives for furniture, equipment and computer equipment range from five to seven years.

     Expenditures for maintenance and repairs are expensed as incurred. Major improvements which increase the useful life of an asset are capitalized. Upon the sale or retirement of assets, recorded cost and related accumulated depreciation are removed from the accounts, and any gain or loss on disposal is reflected in operations.

     GOODWILL-Goodwill arose as a result of the acquisition of the Company by HNI, at which time the assets and liabilities of the Company were recorded at their appraised values. Goodwill was amortized using the straight-line method over a period of 40 years.

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which, among other things, eliminates amortization of goodwill and other intangibles with indefinite lives and subjects these assets to annual impairment tests (or on a more frequent basis in cases where events and changes in circumstances would indicate that the carrying value of these assets might not be recovered). The impairment test follows a two-step approach. The first step determines whether the goodwill is potentially impaired; the second step measures the amount of the impairment loss, if necessary. Under the first step, goodwill is considered impaired if the value of the reporting unit is less than the reporting unit's carrying amount, including goodwill. Under the second step, the impairment loss is then measured as the excess of recorded goodwill over the fair value of goodwill, as calculated. The fair value of goodwill is calculated by allocating the fair value of the reporting unit to all the assets and liabilities of the reporting unit as if the reporting unit was purchased in a business combination and the purchase price was the fair value of the reporting unit. The Company identified itself as one reporting unit. As part of its annual goodwill impairment test, the Company completed an evaluation of goodwill of its reporting unit as of January 1 and December
     31,  2002.  No  goodwill  impairments  were  identified.

     There were no changes in the goodwill balance of the Company's reporting unit since January 1, 2001, other than $25,000 of amortization expense during the years ended December 31, 2001 and 2000. Adjusting for the elimination of amortization expense during the year ended December 31, 2001 and 2000, net income would have been approximately $500,000 and $840,000, respectively. The Company does not have any other intangible assets that are subject to amortization pursuant to SFAS No. 142.

     RISKS AND UNCERTAINTIES-The Company's business could be impacted by the continuing price pressure on new and renewal business, the Company's ability to effectively control vision care costs, additional competitors entering the Company's markets, federal and state legislation in the area of health care reform, and governmental licensing regulations of HMOs and insurance companies. Changes in these areas could adversely impact the Company's operations in the future. As of December 31, 2002, management believes that the Company had no significant risk of a near-term severe impact resulting from such changes.

     CONCENTRATION OF CREDIT RISK-Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of investments in marketable securities and premiums receivable. The Company's investments in marketable securities are collectively managed with those of affiliated companies by HNI within the guidelines established by HNI's board of directors, which, as a matter of policy, limit the amounts that may be invested in any one issuer. Other than governmental payors, concentrations of credit risk with respect to premiums receivable are limited due to the large number of payers composing the Company's customer base.

     INCOME TAXES-The Company accounts for income taxes using the liability method. The results of the Company's operations are included with HNI's consolidated federal and state franchise/income tax returns. Pursuant to a tax allocation agreement with HNI, the Company reflects a provision for income taxes under the liability method as if it were to file separate federal and state tax returns. In fiscal years in which the Company incurs net losses, HNI allocates a tax benefit to the Company based on an applicable tax rate. Deferred tax assets and liabilities resulting from the tax allocations with HNI are reflected in the accompanying balance sheets.

     USE OF ESTIMATES-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principal areas requiring the use of estimates include the determination of allowances for doubtful accounts, reserves for claims and other settlements, reserves for professional and general liabilities, and assumptions when determining net realizable values on long-lived assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS-The estimated fair value amounts of cash equivalents, restricted cash and investments available for sale approximate their carrying amounts in the financial statements and have been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash equivalents approximate fair value due to the short maturity of those instruments. The fair value amounts of investments are estimated based on quoted market prices and dealer quotes for similar investments.

     The fair value estimates are based on pertinent information available to management as of December 31, 2002. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly.

     COMPREHENSIVE INCOME-Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes standards for reporting and presenting comprehensive income and its components. Comprehensive income includes all changes in shareholder's equity (except those arising from transactions with the shareholder) and includes net income (loss) and net unrealized appreciation (depreciation), after tax, on investments available for sale.

     UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS-The unaudited condensed financial statements as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 have been prepared in accordance with generally accepted accounting principles and rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

3.   INVESTMENTS

     The fair value of the Company's investments available for sale was as follows as of December 31 (amounts in thousands):

                                                                GROSS       GROSS
                                                             UNREALIZED   UNREALIZED
                                                 AMORTIZED     HOLDING     HOLDING    FAIR
                                                   COST         GAINS       LOSSES    VALUE
     2002

     U.S. government and agency securities      $       602  $         1  $      -   $  603
     Corporate debt securities                          722           51                773
                                                -----------  -----------             ------

                                                $     1,324  $        52  $      -   $1,376
                                                ===========  ===========  =========  ======

     2001

     Obligations of states and other political
       subdivisions                             $       200  $         8  $      -   $  208
     U.S. government and agency securities              790            9        (1)     798
                                                -----------  -----------  ---------  ------

                                                $       990  $        17  $     (1)  $1,006
                                                ===========  ===========  =========  ======


     As of December 31, 2002, all fixed maturity investments were due in one to five years.

     Realized gains from sales of investments for the years ended December 31, 2002, 2001 and 2000 were $20,000, $7,000 and $0, respectively.

4.   PROPERTY  AND  EQUIPMENT

     Property and equipment comprised the following as of December 31 (amounts in thousands):

                                                     2002    2001
     Computer equipment                             $  34   $  34
     Furniture and equipment                           40      40
                                                    ------  ------

                                                       74      74
     Accumulated depreciation                         (71)    (68)
                                                    ------  ------

                                                    $   3   $   6
                                                    ======  ======

     Depreciation expense on property and equipment was $3,000, $10,000 and $14,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

5.   INCOME  TAXES

     The Company's income tax provision comprised the following federal and state components for the years ended December 31 (amounts in thousands):

                                                 2002   2001    2000
     Current:
       Federal                                  $ (36)  $ 141  $ 486
       State                                        2      35    126
                                                ------  -----  ------

     Total current                                (34)    176    612
                                                ------  -----  ------

     Deferred:
       Federal                                    126     129    (35)
       State                                       23      40     (1)
                                                ------  -----  ------

     Total deferred                               149     169    (36)
                                                ------  -----  ------

     Total income tax provision                 $ 115   $ 345  $ 576
                                                ======  =====  ======

     A reconciliation of the statutory federal income tax and the effective income tax on income from operations is as follows for the years ended December 31 (in thousands):

                                                     2002   2001   2000
     Income taxes at federal statutory rate         $ 101   $ 291  $ 490
     State income taxes-net of federal tax benefit     16      48     82
     Other-net                                         (2)      6      4
                                                    ------  -----  -----

                                                    $ 115   $ 345  $ 576
                                                    ======  =====  =====

     Significant components of the Company's deferred tax assets as of December 31, 2002 and 2001 include accrued liabilities, accrued compensation, allowance for doubtful accounts and state franchise taxes not currently deductible.

     Significant components of the Company's deferred tax liabilities as of December 31, 2002 and 2001 include unrealized gains on investments.

6.   EMPLOYEE  BENEFIT  PLANS

     DEFINED CONTRIBUTION RETIREMENT PLAN-The Company's employees participate in the Health Net, Inc. 401(k) Associate Savings Plan ("HNI Plan") a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Substantially all of the Company's employees are eligible to participate in the HNI Plan. Generally, employees may contribute up to 17% of their annual compensation to the HNI Plan on a pretax basis subject to Internal Revenue Code limitations. Under the HNI Plan, the Company makes matching contributions up to a maximum of 50% of the first 6% of each participating employee's eligible compensation. The Company's contribution to the HNI Plan totaled $7,000, $11,000 and $11,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

     DEFERRED COMPENSATION PLAN-The Company participates in the Health Net, Inc. Deferred Compensation Plan in which certain members of management and highly compensated employees may defer payment of 5% to 50% of their base salary and from 5% to 100% of their bonus. The Company did not incur any expense under this plan for the years ended December 31, 2002, 2001 and 2000.

7.   RELATED  PARTY  TRANSACTIONS

     The  Company  engages  in  the  following transactions with its affiliates:

     REVOLVING CREDIT AGREEMENT-The Company has a revolving credit agreement with HNI to make loans in an aggregate principal amount not exceeding $5,000,000 at any one time. On August 12, 1998, the Company issued a note receivable to HNI for $1,500,000 with an extended maturity date of August 12, 2001. The note earned interest at a rate of 6% payable quarterly. As of September 30, 2001, the note receivable of $1,500,000 was declared as a dividend to HNI. Total interest income earned under this note arrangement was $68,000 and $90,000 for years ended December 31, 2001 and 2000, respectively. No amounts were outstanding on this note as of December 31, 2002 and 2001.

     ADMINISTRATIVE SERVICES AGREEMENTS-The Company is a party to several Administrative Services Agreements with HNI and/or with affiliates that are also wholly owned subsidiaries of HNI. These agreements authorize certain administrative services to be performed by HNI or one of its wholly owned subsidiaries on behalf of the Company and vice versa. The entities performing the services are compensated according to the terms set forth in the agreements. Net receivables under these agreements totaled $301,000 and $439,000 as of December 31, 2002 and 2001, respectively. Pursuant to these arrangements, the Company recorded the following transactions with HNI or its affiliates:

     - Vision care services provided to enrolled members of an affiliate of the Company of $3,820,000, $3,121,000 and $1,836,000 are included in vision plan premiums revenues for the years ended December 31, 2002, 2001 and 2000, respectively.

     - Vision care services provided to enrolled employees of affiliates of the Company of $463,000, $465,000 and $444,000 are included in vision plan premiums revenues for the years ended December 31, 2002, 2001 and 2000, respectively.

     - A co-located affiliate of the Company bills and receives premium payments on behalf of the Company. The affiliate and the Company settle these premium payments on a monthly basis.

     - Oversight and administrative services expenses allocated by HNI of $72,000, $123,000 and $472,000 are included in selling, general and administrative expenses for the years ended December 31, 2002, 2001 and 2000, respectively.

     - Employee health insurance and other benefits services provided by affiliates of the Company of $54,000, $45,000 and $31,000 are included in selling, general and administrative expenses for the years ended December 31, 2002, 2001 and 2000, respectively.

     INTERDIVISIONAL  ACTIVITY  AGREEMENTS-The  Company  is  a  party to several
     Interdivisional Activity Agreements with HNI and with affiliates that are also wholly owned subsidiaries of HNI. Certain business functions and administrative services of the Company are performed by HNI or one of its wholly owned subsidiaries on behalf of the Company and vice versa. Net receivables under these agreements totaled $132,000 and $47,000 as of December 31, 2002 and 2001, respectively.

     Pursuant to these arrangements, the Company recorded the following transactions with HNI or its affiliates:

     - Oversight and administrative services expenses allocated to the Company by a co-located affiliate of $2,500,000, $2,248,000 and $1,229,000 are included in selling, general and administrative expenses for the years ended December 31, 2002, 2001 and 2000, respectively.


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     -    Administrative  services  expenses  allocated  by  the  Company  to affiliates of $477,000, $756,000 and $782,000 are netted against selling, general and administrative expenses for the years ended
          December  31,  2002,  2001  and  2000,  respectively.

8.   COMMITMENTS  AND  CONTINGENCIES

     As of December 31, 2002, the Company did not have any operating leases for office space or equipment.

     Lease expense for office space and equipment was $50,000, $103,000 and $116,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

     The Company maintains general liability and managed care professional liability and directors' and officers' insurance, and other insurance coverage in amounts the Company believes to be adequate. The Company requires contracting providers to maintain malpractice insurance coverage in amounts customary in the industry.

     In the ordinary course of its business, the Company is a party to claims and legal actions by enrollees, providers and others. The Company also undergoes governmental audits from time to time with respect to its operations. After consulting with legal counsel, the Company is of the opinion that the currently known legal claims, actions and audits will not have a material adverse effect on the financial position or the results of operations of the Company.

9.   SUBSEQUENT  EVENT

     On April 7, 2003, HNI entered into a letter of intent to sell the Company to Safeguard Health Enterprises, Inc. The transaction is expected to close in the fourth quarter of 2003 and is subject to negotiation and approval of a definitive agreement, regulatory approval and customary closing conditions.

                                   * * * * * *


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